                                                                Exhibit 10.117


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                                 LOAN AGREEMENT

                                      among

                        CASTLE EXPLORATION COMPANY, INC.,
                  CASTLE TEXAS PRODUCTION LIMITED PARTNERSHIP,
                   CASTLE TEXAS PIPELINE LIMITED PARTNERSHIP,
                     CEC GAS MARKETING LIMITED PARTNERSHIP,

                                  as Borrowers,

                            CASTLE PIPELINE COMPANY,
                             CEC MARKETING COMPANY,
                           CASTLE PRODUCTION COMPANY,

                              as General Partners,

                           CASTLE ENERGY CORPORATION,

                                       and

                     COMMERCIAL NATIONAL BANK IN SHREVEPORT,

                           Dated as of April 30, 1996




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

                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS..........................................................  1

SECTION 2. AMOUNT AND TERM OF TERM LOAN.........................................  2
         2.1      Term Loan.....................................................  2
         2.2      Term Note.....................................................  2
         2.3      Use of Proceeds...............................................  2
         2.4      Prepayments...................................................  2
         2.5      Interest Rate and Payment Dates...............................  3
         2.6      Payments and Payment Dates....................................  3
         2.7      Computation of Interest and Fees..............................  4
         2.8      Applicable Law................................................  4
         2.9      Joint and Several Obligations.................................  4
         2.10     Commitment Fee................................................  4

SECTION 3. REPRESENTATIONS AND WARRANTIES.......................................  4
         3.1      Financial Statements..........................................  4
         3.2      Corporate Existence and Business..............................  5
         3.3      Subsidiaries..................................................  6
         3.4      Compliance with Law...........................................  6
         3.5      Power and Authorization; Enforceable Obligations..............  6
         3.6      Governmental Approvals and Other Consents and Approvals.......  8
         3.7      No Legal Bar..................................................  8
         3.8      No Proceeding or Litigation...................................  8
         3.9      No Default, Event of Default or Event of Loss.................  9
         3.10     Ownership of Property; Liens..................................  9
         3.11     Indebtedness..................................................  9
         3.12     Taxes......................................................... 10
         3.13     Regulation U.................................................. 10
         3.14     ERISA......................................................... 10
         3.15     Investment Company Act........................................ 11
         3.16     Public Utility Holding Company................................ 11
         3.17     Full Disclosure............................................... 11
         3.18     Project Documents............................................. 11
         3.19     Environmental Matters......................................... 11
         3.20     Intellectual Property......................................... 12
         3.21     Intentionally Left Blank...................................... 12
         3.22     Chief Executive Office........................................ 12
         3.23     Solvency...................................................... 12
         3.24     Joint Venture................................................. 13

                                TABLE OF CONTENTS
                                   (Continued)

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         3.25     No Fees....................................................... 13
         3.26     Validity of Leases............................................ 13
         3.27     Collateral Security Documents................................. 13
         3.28     Pipeline Contracts............................................ 13
         3.29     No Obligations................................................ 13
         3.30     Prepayment.................................................... 14
         3.31     Gas Contracts................................................. 14
         3.32     FERC Jurisdiction............................................. 14
         3.33     Lone Star Contract............................................ 15

SECTION 4. CONDITIONS PRECEDENT................................................. 15
         4.1      Conditions to Term Loan....................................... 15

SECTION 5. AFFIRMATIVE COVENANTS................................................ 21
         5.1      Conduct of Business, Maintenance of Existence, Etc............ 21
         5.2      Payment of Obligations........................................ 21
         5.3      Performance Under Other Agreements............................ 21
         5.4      Partnership Insurance Coverage................................ 21
         5.5      Inspection of Property; Books and Records..................... 24
         5.6      Compliance with Laws.......................................... 25
         5.7      Financial Statements.......................................... 25
         5.8      Certificates; Operating Statements; Other Information......... 25
         5.9      Taxes......................................................... 28
         5.10     Maintenance of Property....................................... 28
         5.11     Notices....................................................... 28
         5.12     Employee Plans................................................ 30
         5.13     Management Letters............................................ 30
         5.14     Easements..................................................... 31
         5.15     Hazardous Materials........................................... 31
         5.16     Use of Proceeds............................................... 31
         5.17     Servicers..................................................... 31
         5.18     Intentionally Left Blank...................................... 32
         5.19     Further Assurances............................................ 32
         5.20     Assignment of Additional Contracts; Future Mortgages.......... 32
         5.21     Annual Opinion of Counsel..................................... 33
         5.22     Fiscal Year................................................... 33
         5.23     Environmental Compliance and Management Program............... 33
         5.24     FERC Jurisdiction............................................. 34
         5.25     Cover Damages................................................. 34

                                TABLE OF CONTENTS
                                   (Continued)

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         5.26     Proceeds from the Production Payment and Receivables
                     from Lone Star Contract.................................... 34
         5.27     Post-Closing Title Opinions................................... 35

SECTION 6. NEGATIVE COVENANTS................................................... 35
         6.1      Merger, Sale of Assets, Etc................................... 35
         6.2      Purchases of Assets........................................... 35
         6.3      Indebtedness.................................................. 35
         6.4      Distributions, Etc............................................ 35
         6.5      Liens......................................................... 35
         6.6      Nature of Business............................................ 36
         6.7      Amendment of Contracts, Etc................................... 36
         6.8      Investments................................................... 36
         6.9      Leases........................................................ 36
         6.10     Change of Office.............................................. 36
         6.11     Change of Name................................................ 36
         6.12     Compliance with ERISA......................................... 36
         6.13     Transactions with Affiliates and Others....................... 37
         6.14     Approval of Additional Contracts.............................. 37
         6.15     Alteration or Abandonment..................................... 37
         6.16     Capital Expenditures; Operating Expenses, Etc................. 37
         6.17     Sale and Leaseback............................................ 37
         6.18     Sale of Partnership Interests................................. 38
         6.19     Servicers; Service Agreements................................. 38
         6.20     Hazardous Materials........................................... 38
         6.21     Intentionally Left Blank...................................... 38
         6.22     Executive Offices............................................. 38
         6.23     Fiscal Year................................................... 38
         6.24     FERC Jurisdiction............................................. 38
         6.25     Lone Star Contract............................................ 38

SECTION 7. EVENTS OF DEFAULT.................................................... 38

SECTION 8. MISCELLANEOUS........................................................ 42
         8.1      Amendments and Waivers........................................ 42
         8.2      Notices....................................................... 42
         8.3      No Waiver; Cumulative Remedies................................ 44
         8.4      Survival...................................................... 44
         8.5      Expenses and Taxes............................................ 44


                                TABLE OF CONTENTS
                                   (Continued)

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         8.6      INDEMNIFICATION............................................... 45
         8.7      Successors and Assigns; Transferees; Transferred Interests.... 46
         8.8      Severability.................................................. 46
         8.9      Headings...................................................... 46
         8.10     Counterparts.................................................. 47
         8.11     GOVERNING LAW................................................. 47
         8.12     Submission to Jurisdiction; Waivers........................... 47
         8.13     Maximum Interest Rate......................................... 47
         8.14     Release of Collateral......................................... 48
         8.15     Publicity..................................................... 48
         8.16     Recourse to Borrowers......................................... 48
         8.17     No Release.................................................... 48
         8.18     Collateral Security........................................... 48
         8.19     Intercreditor Agreement....................................... 48

APPENDIX A   Definitions

SCHEDULES

Schedule 1   Indebtedness
Schedule 2   Project Documents
Schedule 3   Project Document Amendments
Schedule 4   Governmental Approvals
Schedule 5   Recordings and Filings
Schedule 6   Form of Operating Budget
Schedule 7   Post-Closing Title Work


EXHIBITS

Exhibit A    Form of Term Note
Exhibit B-1  Matters to be Addressed by Legal Opinion of Counsel to the
             Borrowers and Castle
Exhibit B-2  Matters to be Addressed by Legal Opinion of Pennsylvania Counsel to
             the Borrowers and Castle
Exhibit C-1  Form of Borrower Security Agreement
Exhibit C-2  Form of Security Agreement
Exhibit D-1  Form of Borrower Deed of Trust
Exhibit D-2  Form of Borrower Mortgage
Exhibit D-3  Form of Castle Deed of Trust
Exhibit D-4  Form of Castle Mortgage
Exhibit E    Form of Utility Security Notice
Exhibit F    Form of General Partner Pledge Agreement
Exhibit G    Form of Limited Partner Pledge Agreement
Exhibit H    Form of Castle Pledge Agreement
Exhibit I    Exploration Pledge Agreement
Exhibit J    Form of Castle Guaranty
Exhibit K    Form of Lockbox Operating Agreement

         LOAN AGREEMENT, dated as of April 30, 1996 (this "Agreement"), by and among CASTLE TEXAS PIPELINE LIMITED PARTNERSHIP, a Texas limited partnership ("Pipeline"), CEC GAS MARKETING LIMITED PARTNERSHIP, a Texas limited partnership ("Marketing"), CASTLE EXPLORATION COMPANY, INC., a Pennsylvania corporation ("Exploration"), CASTLE TEXAS PRODUCTION LIMITED PARTNERSHIP, a Texas limited partnership ("Production"; and together with Pipeline, Marketing, and Exploration, the "Borrowers"), CASTLE PIPELINE COMPANY, a Texas corporation, CASTLE PRODUCTION COMPANY, a Texas corporation, CEC MARKETING COMPANY, a Texas corporation (collectively, the "General Partners"); CASTLE ENERGY CORPORATION, a Delaware corporation (solely with respect to Section 3 of this Agreement) ("Castle"); and COMMERCIAL NATIONAL BANK IN SHREVEPORT ("Lender").

                              W I T N E S S E T H :

         WHEREAS, the Borrowers have requested that the Lender make available to them a term loan in the aggregate principal amount of Three Million Eight Hundred Thousand and No/100 Dollars ($3,800,000.00); and

         WHEREAS, the Lender is willing to make such term loan to the Borrowers on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, it is agreed:

         SECTION 1. DEFINITIONS

         (a) All terms defined in this Agreement or in Appendix A shall have their defined meanings when used herein or in any certificate or other document made or delivered pursuant hereto (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein or in Appendix A and accounting terms partly defined herein or in Appendix A to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, appendix, schedule and exhibit references are to this Agreement unless otherwise specified.

         (d) References to agreements defined herein or in Appendix A shall, unless otherwise specified, include such agreements as they may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Basic Documents.



LOAN AGREEMENT - Page 1

         (e) Terms defined in this Agreement or in Appendix A by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument, whether or not such agreement, document or instrument is then in effect.

         SECTION 2. AMOUNT AND TERM OF TERM LOAN

         2.1 Term Loan. Subject to and upon the terms and conditions set forth herein, Lender agrees on the Closing Date to make a term loan (the "Term Loan") in the principal amount of Three Million Eight Hundred Thousand Dollars ($3,800,000.00) to the Borrowers, on a joint and several basis. The Borrowers shall give the Lender not less than three Business Days prior written notice of the proposed Closing Date.

         2.2 Term Note. The Term Loan made by Lender shall be evidenced by a single promissory note of the Borrowers, substantially in the form of Exhibit A (the "Term Note"), with appropriate insertions, payable to the order of Lender and in the aggregate principal amount equal to the Term Loan. The Term Note shall (i) be dated the Closing Date, (ii) represent the joint and several obligations of the Borrowers to pay the principal amount of and interest on the Term Loan, (iii) provide for the payment of interest in accordance with subsection 2.5, (iv) be entitled to the benefit of this Agreement and the Collateral Security Documents, (v) mature on August 29, 1997, and (vi) be payable in nine (9) consecutive monthly installments in an amount equal to ninety-five thousand fifteen dollars ($95,015.00) each, applied first to all accrued and unpaid interest and then to outstanding principal, commencing on June 4, 1996, and continuing on each Installment Payment Date thereafter until and including February 4, 1997, and thereafter five (5) monthly installments in the principal amount of five hundred thirty-one thousand six hundred seventy-six and 53/100 dollars ($531,676.53) each, plus accrued and unpaid interest thereon shall be due and payable on each Installment Payment Date, with a final installment in the amount of all outstanding principal of the Term Loan, plus all accrued and unpaid interest thereon due and payable on August 29, 1997.

         2.3 Use of Proceeds. The proceeds of the Term Loan shall be used by the Borrowers (a) to refinance the outstanding principal balance of and accrued and unpaid interest on the Existing BTCC Loans, (b) to establish an escrow account in the amount of $1,800,000.00 for the purpose of settling various accounts payable associated with the CORE Refining Corp. transaction as set forth on
Schedule 1 hereto, and (c) for general corporate purposes. To the extent such accounts are settled for less than $1,800,000.00, the excess shall be released to Borrower.

         2.4 Prepayments. (a) Mandatory Prepayments.

             (i) If an Event of Loss shall occur, the Borrowers shall prepay in full the unpaid principal amount of the then outstanding Term Note, together with accrued interest thereon to the date of prepayment and all other amounts owing hereunder and under the Collateral Security Documents, on the earlier of (A) the date occurring 60 days after the date of such Event of Loss and (B) the date on which insurance proceeds are received with respect to such Event of Loss.



LOAN AGREEMENT - Page 2

             (ii) Notwithstanding anything to the contrary otherwise contained in this Agreement, in the event that (A) the Senior Loan Termination Date has not occurred on or before September 4, 1997, (B) the principal amount of the Senior Obligations is increased (other than in accordance with the terms of the Senior Loan Agreement as in effect on the date hereof) to an amount in excess of the principal amount of the Senior Obligations outstanding on the date hereof, or (C) the Term Loan Interest Rate (as defined in the GE Capital Loan Agreement) is modified such that it is greater than 8.33%, the Obligations shall become immediately due and payable and the Borrowers shall, within three (3) days of such event, prepay in full the unpaid principal amount of the then outstanding Term Note, together with accrued and unpaid interest thereon to the date of prepayment and all other amounts owing hereunder and under the Collateral Security Documents.

         (b) Optional Prepayments. The Borrowers may on at least three (3) Business Days prior notice to Lender, at any time and from time to time prepay the Term Loan, in whole or in part, without premium or penalty but with accrued and unpaid interest to the date of prepayment on the amount so prepaid. Partial prepayments shall be in a principal amount of $100,000.00 or an integral multiple thereof.

         (c) Partial Prepayments. Partial prepayment of the Term Loan shall be applied to the installments thereof in the inverse order of maturity.

         2.5 Interest Rate and Payment Dates. (a) The Term Loan shall bear interest on the unpaid principal amount thereof at the Term Loan Interest Rate.

         (b) If all or a portion of the principal amount of the Term Loan made hereunder or any other amount due and payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the Term Loan or other amount shall bear interest at a rate per annum which is 2% above the Term Loan Interest Rate from the date of such non-payment until paid in full (as well after as before judgment).

         (c) Interest on the unpaid principal amount of the Term Loan shall be payable monthly in arrears on each Installment Payment Date and on the date the Term Loan is paid in full; provided that interest accruing pursuant to subsection 2.5(b) shall be payable from time to time on demand.

         2.6 Payments and Payment Dates. (a) All payments (including prepayments hereunder) due hereunder or under the Term Note on account of principal, interest, fees, or any other obligation incurred hereunder shall be paid to the Lender at its office at 333 Texas Street, P.O. Box 21119, Shreveport, Louisiana 71152, in freely transferable Dollars and in immediately available funds without set-off or counterclaim. Borrowers shall, at the time of making each such payment, specify to Lender the sums payable by Borrowers under this Agreement, the Term Note or other Loan Documents to which such payment is to be applied (and in the event Borrowers fail to so specify or if an Event of Default has occurred and is continuing, Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). All payments


LOAN AGREEMENT - Page 3
hereunder shall be made without any presentment of the Term Note to the Borrowers, but upon payment in full of the Term Note, the holder thereof shall cancel it and return it to the Borrowers.

         (b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.7 Computation of Interest and Fees. Interest on the Term Loan and all fees hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day of any relevant period).

         2.8 Applicable Law. In the event that Lender shall have determined that any change in any Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, after submission by Lender to the Borrowers of a written request therefor, the Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction. A certificate as to any additional amounts payable pursuant to this subsection 2.8 submitted by Lender to the Borrowers shall be conclusive in the absence of manifest error.

         2.9 Joint and Several Obligations. The Borrowers shall, subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, be jointly and severally liable for all payments of principal and interest on the Term Note and for the observance and performance of all obligations, covenants, conditions, indemnities and other terms and provisions hereunder applicable to the Borrowers or to any Borrower.

         2.10 Commitment Fee. The Borrowers have agreed pursuant to the commitment letter dated March 14, 1996, to pay to Lender a non-refundable commitment fee in the aggregate amount of $388,000, which shall be payable on the date this Agreement is executed.

         SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make the Term Loan, each Borrower, each General Partner and Castle (collectively, the "Representing Parties") represent and warrant to the Lender that:

         3.1 Financial Statements. (a) The balance sheet of each Borrower, each General Partner, each Limited Partner and Castle, and the related statements of


LOAN AGREEMENT - Page 4
income and of cash flows furnished to the Lender pursuant to subsection 4.1(q) and certified by a Responsible Officer of such Person is complete and correct in all material respects and fairly presents the financial condition of such Person on such date and the results of such Person's operations and cash flows for the fiscal year then ended, all in conformity with GAAP applied on a consistent basis. All liabilities, direct and contingent, of such Person on such date required to be disclosed pursuant to GAAP are disclosed on such balance sheet.

         (b) None of the Borrowers, the General Partners, the Limited Partners nor Castle had, at the date of its balance sheet referred to in subsection 3.1(a), any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 3.1(a) or in the notes thereto.

         (c) Since the dates of the financial statements referred to in subsection 3.1(a) no material adverse change has occurred in (A) the financial condition of any Borrower, any General Partner, any Limited Partner or Castle,
(B) the properties, business, operations or prospects of any Borrower, any General Partner, any Limited Partner or Castle or (C) any Borrower's, any General Partner's, any Limited Partner's or Castle's ability to perform its obligations under this Agreement and the other Basic Documents to which it is or is to become a party.

         3.2 Corporate Existence and Business. (a) Each Borrower (other than Exploration) is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas. Exploration is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each Borrower is duly qualified to do business under the laws of each jurisdiction in which the conduct of its business or the ownership, lease or operation of its property so requires. The Certificate of Limited Partnership of each Borrower (other than Exploration) has been duly filed in the office of the Secretary of State of Texas; the Certificate of Incorporation of Exploration has been duly filed in the Office of the Secretary of State of the Commonwealth of Pennsylvania; and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of any Borrower except those which have been duly made or performed.

         (b) Each General Partner is duly organized and validly existing and in good standing under the laws of Texas, is duly qualified to do business under the laws of each jurisdiction in which the conduct of its business so requires and has the corporate power and authority and the legal right to own and operate its property and to conduct the business in which it is currently engaged.

         (c) Pipeline GP is the sole general partner of Pipeline. Marketing GP is the sole general partner of Marketing. Production GP is the sole general partner of Production. Pipeline GP, Marketing GP and Production GP are engaged solely in the business of being the general partners of Pipeline, Marketing and Production, respectively, and activities incident thereto.



LOAN AGREEMENT - Page 5

         (d) Each Limited Partner is duly organized and validly existing and in good standing under the laws of Pennsylvania, is duly qualified to do business under the law of each jurisdiction in which the conduct of its business so requires and has the corporate power and authority and the legal right to own and operate its property and to conduct the business in which it is currently engaged.

         (e) Pipeline LP is the sole limited partner of Pipeline. Marketing LP is the sole limited partner of Marketing. Production LP is the sole limited partner of Production.

         3.3 Subsidiaries. (a) None of the Borrowers has any subsidiaries or any equity interests in any other Person. None of the General Partners nor the Limited Partners has any equity interests in any other Person other than in the Borrower of which it is a general partner or a limited partner, as the case may be.

         (b) Castle directly owns 100% of the issued and outstanding capital stock of each General Partner and each Limited Partner.

         3.4 Compliance with Law. Each Borrower, each General Partner and each Limited Partner is in compliance with all Requirements of Law applicable to it (including, without limitation, all Relevant Environmental Laws).

         3.5 Power and Authorization; Enforceable Obligations. (a) Each Borrower has full power and authority and the legal right to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement, the Term Note and the other Basic Documents (other than the OWI Contracts) to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder, to grant the Liens and security interests provided for in the Collateral Security Documents to which it is a party and to borrow hereunder. Each Borrower has taken all necessary partnership and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement, the Term Note and the other Basic Documents (other than the OWI Contracts) to which it is a party, to grant the Liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Term Note and the other Basic Documents (other than the OWI Contracts) to which it is a party or is to become a party. No consent or authorization of, filing with, or other act by or in respect of any other Person, that has not been made, obtained or complied with, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Term Note or the other Basic Documents (other than the OWI Contracts). Each of this Agreement, the Term Note and the other Basic Documents (other than the OWI Contracts) to which any Borrower is a party has been duly executed and delivered by such Borrower and, assuming the due authorization and delivery hereof and thereof by the other parties hereto and thereto, constitutes, and each of the other Basic Documents (other than the OWI Contracts) to which such Borrower is to become a party will upon execution and delivery thereof by such Borrower and, assuming the due authorization and delivery thereof by the other parties thereto (if any), constitute a legal, valid and binding obligation of such Borrower


LOAN AGREEMENT - Page 6
enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether such enforcement is sought in a proceeding at law or in equity); all Project Documents (other than the OWI Contracts) to which such Borrower is a party are in full force and effect.

         (b) Each General Partner has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Agreement and the other Basic Documents to which it is or is to become a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Each General Partner has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Basic Documents to which it is or is to become a party. No consent or authorization of, filing with, or other act by or in respect of any other Person that has not been made, obtained or complied with is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Basic Documents to which such General Partner is a party or is to become a party. Each of this Agreement, the Term Note and the other Basic Documents to which any General Partner is a party has been duly executed and delivered by such General Partner and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes, and each of the other Basic Documents to which such General Partner is to become a party will upon execution and delivery thereof by such General Partner and, assuming the due authorization, execution and delivery thereof by the other parties thereto (if any), constitute a legal, valid and binding obligation of such General Partner enforceable against such General Partner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether such enforcement is sought in a proceeding at law or in equity).

         (c) Castle has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Agreement and the other Basic Documents to which it is or is to become a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Castle has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Basic Documents to which it is or is to become a party. No consent or authorization of, filing with, or other-act by or in respect of any other Person that has not been made, obtained or complied with is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Basic Documents to which it is a party or is to become a party. Each of this Agreement and the other Basic Documents to which Castle is a party has been duly executed and delivered by Castle and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes, and each of the other Basic Documents to which Castle is to become a party will upon execution and delivery thereof by Castle and, assuming the due authorization, execution and delivery thereof by the other parties thereto (if any), constitute a legal, valid and binding obligation of Castle enforceable against Castle in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether such enforcement is sought in a proceeding at law or in equity).



LOAN AGREEMENT - Page 7

         3.6 Governmental Approvals and Other Consents and Approvals. No Governmental Approvals or other consents, actions or approvals are required in connection with (i) the participation by any Borrower, any General Partner or any Limited Partner in the transactions contemplated by this Agreement and the other Basic Documents, (ii) the use, ownership, maintenance or operation of the Assets in accordance with the applicable provisions of the Basic Documents and in compliance with all Applicable Laws, (iii) the validity and enforceability of the Lone Star Contract, the Supply Agreement and the other Basic Documents, (iv) the participation by Lender in the transactions contemplated by this Agreement and the other Basic Documents to which it is a party (other than any Governmental Approvals, consents, actions or approvals under any law, rule or regulation of (or administered by) any federal or state regulatory body primarily responsible for regulating the activities of Lender) and (v) the grant by the Borrowers, the General Partners, the Limited Partners and Castle of the Liens created pursuant to the Collateral Security Documents and the validity, perfection and enforceability thereof and the exercise by the Lender of its rights and remedies thereunder, except in each case for those Governmental Approvals set forth on Schedule 4. The continuation, validity and effectiveness of each such Governmental Approval set forth on Schedule 4 will in no way be adversely affected by the transactions contemplated by this Agreement or the Collateral Security Documents. No Borrower is in breach of, or in default under the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such Governmental Approval and, to such Representing Party's knowledge after diligent investigation, no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened.

         3.7 No Legal Bar. The execution delivery and performance of this Agreement, the Term Note and the other Basic Documents, the borrowings by the Borrowers hereunder and the use of the proceeds thereof will not violate any law applicable to, or any Requirement of Law or Contractual Obligation of, any Borrower, any General Partner or any Limited Partner and will not result in, or require, the creation or imposition of any Lien on any of the Assets or any of the other properties, assets or revenues of any Borrower, any General Partner, any Limited Partner or Castle, pursuant to any Requirement of Law or Contractual Obligation, except for the Liens created pursuant to the Collateral Security Documents.

         3.8 No Proceeding or Litigation. Except as disclosed in the Form 10Q for the quarter ended December 31, 1995 filed by Castle with the Securities and Exchange Commission, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of such Representing Party, after due inquiry, threatened against or affecting any Borrower, any General Partner or any Limited Partner or against or affecting any of their respective properties, rights, revenues or assets (including the Assets), or which could result in a rescission, termination or suspension of any Governmental Approval, consent or approval or could have a Material Adverse Effect.



LOAN AGREEMENT - Page 8

         3.9 No Default, Event of Default or Event of Loss. No Borrower or General Partner is in default in any material respect under or with respect to any Basic Document or any other Contractual Obligation to which such Person is a party; and no notice of default has been given to any Borrower or any General Partner under any of the Basic Documents. To such Person's knowledge, no other party to a Basic Document (other than any OWI Contract) is in default thereunder. No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred.

         3.10 Ownership of Property; Liens. (a) Pipeline has Marketable Title in and to the Pipeline Assets, free and clear of any claim, Lien or other encumbrance other than Permitted Liens. Each of Castle, Production and Marketing has good title to all of its property and assets (including, without limitation with respect to Marketing, the Lone Star Contract), free and clear of any claim, Lien or other encumbrance other than Permitted Liens.

         (b) Except for Permitted Liens, prior to the satisfaction in full of the Obligations, no Borrower shall directly or indirectly reserve or retain any recorded or unrecorded interest in the Collateral, and shall not reserve any recorded executory rights therein, upon which a Lien is not created in favor of the Lender by any Borrower pursuant to the Collateral Security Documents.

         (c) Except for Permitted Liens, the GE Capital Loan Agreement, the Senior Collateral Documents, this Agreement and the Collateral Security Documents, as of the Closing Date, there will be no unrecorded documents or agreements which may result in impairment or loss of any Borrower's rights to convey or assign any Assets held by it.

         (d) Except for Permitted Liens, Pipeline has all beneficial right, title and interest in and to the Pipeline Assets and has the exclusive right to sell and use the same. Pipeline has succeeded to all right, title and interest of Tabasco in and to the Interconnect Agreement and the Transportation Agreement (Marketing). Marketing has succeeded to all of the right, title and interest of ARCO in and to (i) the Lone Star Contract and (ii) the Transportation Agreement (Marketing). Production has succeeded to all of the right, title and interest of ARCO in and to the oil and gas assets purchased from ARCO pursuant to the Purchase and Sale Agreement dated September 3, 1992. Exploration has succeeded to all of the right, title and interest of ARCO in and to the Production Payment.

         (e) Part A of Schedule 5 hereto lists all UCC-1 financing statements and all mortgages, security agreements, pledge agreements and deeds of trust on file in any jurisdiction prior to the date hereof on or with respect to any Borrower, any General Partner or any Limited Partner or any of their respective properties and assets. Part B of Schedule 5 hereto lists all UCC-1 financing statements and all mortgages, security agreements, pledge agreements and deeds of trust on file in any jurisdiction prior to the date hereof on or with respect to Castle's ownership interest in the General Partners and the Limited Partners.

         3.11 Indebtedness. (a) Schedule 1 correctly describes, as of the dates indicated therein, all outstanding Indebtedness of the Borrowers.



LOAN AGREEMENT - Page 9

         (b) No Borrower is the lessor or lessee under any lease other than (i) leases constituting part of the Pipeline Interests or (ii) leases permitted pursuant to subsection 6.9.

         (c) No Borrower is or will be a party to any "take or pay" contract or settlement or any other contract or agreement which (i) allows the gas purchaser thereunder to take gas previously paid for out of future gas production or (ii) provides for a cash rebate to such gas purchaser if reimbursement of take or pay monies is not made through gas production, other than (x) the Supply Agreement,
(y) the Lone Star Contract, and (z) the gas balancing liabilities shown on the balance sheet of Production delivered pursuant to subsection 4.1(q).

         3.12 Taxes. (a) Each Borrower, each General Partner, each Limited Partner and each corporation which has been affiliated with either Borrower, either General Partner or either Limited Partner in any form of combined, unitary or consolidated tax group (a "Tax Affiliate") has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it, or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority including, without limitation, all ad valorem, property, production, excise, severance, windfall profit and similar taxes and assessments based on or measured by the ownership of property or the production or removal of Hydrocarbons or the receipt of proceeds therefrom or from the Assets have been timely paid; no tax Lien has been filed, and, to the knowledge of such Person no claim is being asserted, with respect to any such tax, fee or other charge; provided, however, that in the case of a Tax Affiliate, this subsection 3.12(a) shall only apply in respect of taxes for which either Borrower (or any General Partner or Limited Partner) could be held liable.

         (b) Neither the execution and delivery of this Agreement, the Term Note or any other Basic Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or by any state of the United States or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to the Lender.

         3.13 Regulation U. No part of the proceeds of the Term Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         3.14 ERISA. No Borrower nor any General Partner is in violation of any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to any Plan. No Borrower nor any General Partner maintains or is required under ERISA to maintain, any Plan.



LOAN AGREEMENT - Page 10

         3.15 Investment Company Act. None of the Borrowers, the General Partners nor the Limited Partners is an "investment company" or a company "controlled" by an "investment company" or an "investment adviser", within the meaning of the Investment Company Act of 1940, as amended.

         3.16 Public Utility Holding Company. None of the Borrowers, the General Partners nor the Limited Partners is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.17 Full Disclosure. No representation, warranty or other statement made by such Representing Party in this Agreement or in any other Basic Document or in any certificate, written statement or other document furnished to the Lender by or on behalf of such Representing Party, contains, at the time made, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading (unless corrected or disclosed prior to the date hereof), which misstatement or omission has had a Material Adverse Effect or which could have a Material Adverse Effect; and there is no fact known to such Representing Party, whether related to Governmental Approvals, the Basic Documents or otherwise, that has not been disclosed in writing to the Lender that has had a Material Adverse Effect or which could have a Material Adverse Effect.

         3.18 Project Documents. (a) Each of the Project Documents (other than the OWI Contracts) constitutes the legal, valid and binding obligation of each of the parties thereto, and is enforceable against each such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. All Governmental Approvals and other consents or approvals required in connection with the execution, delivery and performance of each of the Project Documents by the parties thereto have been duly obtained or made and are Final.

         (b) No Borrower is party to any contract (other than employment contracts and contracts involving less than $100,000, in the aggregate, annually) other than the contracts listed on Schedule 2 and the OWI Contracts; true and complete copies of all such contracts listed on Schedule 2 have been delivered to the Lender pursuant to subsection 4.1(c).

         (c) Other than the amendments listed on Schedule 3, no Project Document has been amended, supplemented or otherwise modified prior to the date hereof.

         3.19 Environmental Matters. (a) To the knowledge of each of the Representing Parties the Mortgaged Properties do not contain, and have not previously contained, any Hazardous Materials in concentrations which violate, or could reasonably be expected to give rise to liability under, Relevant Environmental Laws.



LOAN AGREEMENT - Page 11

         (b) To the knowledge of each of the Representing Parties the Mortgaged Properties and all operations of either Borrower are in compliance with all Relevant Environmental Laws, and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Mortgaged Properties or the operations of any Borrower or materially impair the fair saleable value thereof.

         (c) No Borrower has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with or liability under any Relevant Environmental Law, nor is any Borrower aware that any person is contemplating delivering to such Borrower any such notice.

         (d) To the knowledge of each of the Representing Parties Hazardous Materials have not been transferred, transported, or disposed of by any Borrower at any location in violation of, or in a manner that could give rise to liability under, a Relevant Environmental Law.

         (e) There are no judicial proceedings or governmental administrative actions pending or, to the knowledge of the Borrowers, contemplated under any Relevant Environmental Law to which any Borrower is or will be named as a party.

         (f) Each of the representations and warranties set forth in subsections 3.19(a) through (e) is true and correct with respect to each parcel of real property owned or operated by any Borrower.

         3.20 Intellectual Property. No licenses, trademarks, patents or agreements with respect to the use of technology (other than any thereof which have been obtained and are in full force and effect and have been assigned to the Agent under the GE Capital Loan Agreement and the Lender) are necessary for the ownership, operation and maintenance of the Assets and the conduct of any Borrower's business. Each Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business, or operations of such Borrower (the "Intellectual Property"). No claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property in connection with the Assets or the conduct of any Borrower's business, or challenging or questioning the validity or effectiveness of any such Intellectual Property and such Borrower does not know of any valid basis for any such claim. The use of such Intellectual Property by such Borrower does not infringe on the rights of any Person.

         3.21     Intentionally Left Blank.

         3.22 Chief Executive Office. The chief executive office of each Borrower and of each General Partner is at the address set forth in subsection 8.2.

         3.23 Solvency. Each Borrower, each General Partner and each Limited Partner are Solvent. Castle is generally able to meet its debts as they come due.


LOAN AGREEMENT - Page 12

         3.24 Joint Venture. None of the Borrowers, the General Partners nor the Limited Partners is engaged in any joint venture or partnership with any other Person except as contemplated by the Basic Documents.

         3.25 No Fees. No broker's or finder's fees or commissions have been paid or will be payable by any Borrower to any Person in connection with the transactions contemplated by this Agreement. The Borrowers will indemnify Lender and its officers, directors, employees and agents from and against, and hold each of such parties harmless on demand from, all liabilities, costs, damages and expenses, including, but not limited to, attorneys' fees and disbursements relating to any third parties concerning finders', brokerage or similar fees arising from or relating to the transactions contemplated under this Agreement.

         3.26 Validity of Leases. The leases and easements constituting a part of the Pipeline Interests are in full force and effect in accordance with their terms.

         3.27 Collateral Security Documents. Upon execution and delivery thereof, the Collateral Security Documents to which any Borrower is a party will be effective to create, in favor of the Lender, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrowers in and to the Collateral and, prior to the Closing Date hereunder, all necessary and appropriate recordings and filings will have been duly effected in all appropriate public offices so that the liens and security interests created by each of the Collateral Security Documents to which the Borrowers are parties will constitute perfected first (except with respect to the security interests granted by Marketing, Marketing GP, Marketing LP, Pipeline, Pipeline GP, Pipeline LP and Castle in the Subject Party Collateral) liens on and prior perfected security interests in all right, title, estate and interest of the Borrowers in and to the Collateral described therein, prior and superior to all other Liens, existing or future, except Permitted Liens. The recordings and filings shown on Schedule 5 are all the recordings, filings and other action necessary and appropriate in order to establish, protect and perfect the Lender's lien on and security interest in the right, title, estate and interest of the Borrowers in and to the Collateral.

         3.28 Pipeline Contracts. Pipeline, with respect to the Pipeline Assets, has fulfilled all requirements for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) any lease unit agreement, pooling agreement, communitization agreement, Basic Document or other document granting or governing the operation or maintenance of such interests and assets, and Pipeline is qualified to own, hold and exercise such rights under such lease unit agreements, pooling agreements, communitization agreements, Basic Documents or other documents.

         3.29 No Obligations. Except for (i) obligations pursuant to the Project Documents, no Borrower has any obligation owing to, or any Indebtedness in favor of, MGTF or any other MG Affiliate, or (ii) the Senior Obligations, no Borrower has any obligation owing to, or any indebtedness in favor of GE Capital or any of its Affiliates.



LOAN AGREEMENT - Page 13

         3.30 Prepayment. Marketing has fully and irrevocably prepaid a quantity of Natural Gas (a) from Production pursuant to the Production $2.90 Contract equal to the aggregate sum of the Tier II Minuends (as defined in the Supply Agreement) for each Day in the period from August 1, 1993 through May 31, 1999, inclusive, as set forth in Exhibit B to the Supply Agreement, and (b) from MGNG pursuant to the Supply Agreement equal to all Tier II and Tier III Gas (as defined therein) to be delivered thereunder.

         3.31 Gas Contracts. (a) Except pursuant to the Supply Agreement and the OWI Contracts, Marketing is not a party to any contract providing for the purchase of gas by it nor is it otherwise obligated to purchase gas from any other source.

         (b) Marketing has no obligation to purchase any specified minimum quantity of gas pursuant to any OWI Contract, nor does it have any other obligations under any OWI Contract other than the obligation to pay for any gas actually taken thereunder (i) in the case of the Owner OWI Contracts, at a price of $2.90 per MMBtu fixed for the life of such contract and (ii) in the case of the Production $2.90 Contract, at a price of $2.90 per MMBtu fixed for the life of such contract, such price having been irrevocably prepaid; provided, however, that Marketing is not permitted to discriminate against producers within any field from which it purchases Natural Gas or unjustly and unreasonably discriminate between fields.

         3.32 FERC Jurisdiction. (a) None of the Assets, nor any portion thereof, is subject to the jurisdiction of FERC.

         (b) No Representing Party is aware of any assertion by any Governmental Authority or any other Person, or any proceeding asserting, that the Assets, or any portion thereof, are subject to the jurisdiction of FERC.

         (c) No transportation of Natural Gas by Pipeline, Marketing, Exploration or Production constitutes transportation of Natural Gas in interstate commerce subject to the jurisdiction of FERC under the NGA.

         (d) No Natural Gas sales by Marketing, including the gas sold to Lone Star under the Lone Star Contract, or by Production or Exploration are sales in interstate commerce for resale subject to the jurisdiction of the FERC under the NGA.

         (e) The Natural Gas which MGNG or any Affiliate of Marketing purchases and subsequently sells to Marketing for resale to Lone Star is purchased by MGNG or such Affiliate only in sales that are not a sale in interstate commerce for resale subject to FERC jurisdiction under the NGA and that sales of such gas by MGNG or such Affiliate to Marketing do not constitute a sale in interstate commerce for resale subject to FERC jurisdiction under the NGA.

         (f) The purchase of gas by Marketing from any other source does not constitute a sale in interstate commerce for resale subject to FERC jurisdiction under the NGA.



LOAN AGREEMENT - Page 14

         3.33 Lone Star Contract. As of the date hereof, Lone Star has not made a payment under the Lone Star Contract during the current Operating Year in respect of any natural gas which it has not already taken, nor does it have any outstanding credit thereunder permitting it to take any natural gas in the future without paying for the same.

         SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Term Loan. The agreement of Lender to make the Term Loan is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

         (a) Term Note. The Lender shall have received the Term Note, conforming to the requirements of subsection 2.2, and duly executed and delivered by each Borrower.

         (b) Loan Documents. The Lender shall have received each of the following documents:

             (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, each General Partner and Castle;

             (ii) the Borrower Security Agreement, executed and delivered by a duly authorized officer of each Borrower;

             (iii) the Security Agreement, executed and delivered by a duly authorized officer of Pennsylvania Castle Energy Corporation, a Texas corporation, as general partner of Deerlick Creek Field Limited Partnership;

             (iv) the Utility Security Notice, executed and delivered by a duly authorized officer of Pipeline;

             (v) the Exploration Mortgages, executed and delivered by a duly authorized officer of Exploration;

             (vi) the Exploration Deed of Trust, executed and delivered by a duly authorized officer of Exploration;

             (vii) the Castle Deeds of Trust, executed and delivered by a duly authorized officer of Castle;

             (viii) the Castle Mortgages, executed and delivered by a duly authorized officer of Castle;

             (ix) the Pipeline Dead of Trust, executed and delivered by a duly authorized officer of Pipeline;



LOAN AGREEMENT - Page 15

             (x) the Production Deed of Trust, executed and delivered by a duly authorized officer of Production;

             (xi) the GP Pledge Agreement, executed and delivered by a duly authorized officer of each General Partner;

             (xii) the LP Pledge Agreement, executed and delivered by a duly authorized officer of each Limited Partner;

             (xiii) the Castle Pledge Agreement, executed and delivered by a duly authorized officer of Castle;

             (xiv) the Exploration Pledge Agreement, executed and delivered by a duly authorized officer of Exploration; and

             (xv) the Castle Guaranty, executed and delivered by a duly authorized officer of Castle.

         (c) Project Documents. The Lender shall have received each of the following documents:

             (i) a true and complete copy of the Pipeline Partnership Agreement, duly certified by a Responsible Officer of Pipeline; a true and complete copy of the Marketing Partnership Agreement, duly certified by a Responsible Officer of Marketing; and a true and complete copy of the Production Partnership Agreement, duly certified by a Responsible Officer of Production;

             (ii) a true and complete copy of the Assignment Agreement, duly certified by a Responsible Officer of each of Pipeline, Marketing and Production;

             (iii) a true and complete copy of the Assignment Agreement (Lone Star Agreement and Transportation Agreement), duly certified by a Responsible Officer of Marketing;

             (iv) a true and complete copy of the ARCO Purchase and Sale Agreement, duly certified by a Responsible Officer of Pipeline, Marketing and Production;

             (v) a true and complete copy of the Lone Star Contract, duly certified by a Responsible officer of Marketing;

             (vi) a true and complete copy of the Assignment Agreement (Gas Contracts), duly certified by a Responsible Officer of Marketing;

             (vii) a true and complete copy of the Interconnect Agreement, duly certified by a Responsible officer of Pipeline;


LOAN AGREEMENT - Page 16

             (viii) a true and complete copy of the Assignment Agreement (Pipeline Assets), duly certified by a Responsible Officer of Pipeline;

             (ix) a true and complete copy of the Transportation Agreement (Marketing), duly certified by a Responsible officer of Marketing;

             (x) Intentionally Left Blank;

             (xi) a true and complete copy of the Transportation Agreement
         (MGNG), duly certified by a Responsible officer of Pipeline;

             (xii) a true and complete copy of the Management Agreement Amendment, duly certified by a Responsible Officer of Pipeline;

             (xiii) a true and complete copy of the Supply Agreement Amendment, duly certified by a Responsible Officer of Marketing;

             (xiv) a true and complete copy of the Service Agreement Amendment, duly certified by a Responsible Officer of Marketing;

             (xv) Intentionally Left Blank;

             (xvi) Intentionally Left Blank;

             (xvii) a counterpart of each Consent, executed and delivered by a duly authorized officer of the parties thereto;

             (xviii) true and complete copies of the GE Capital Loan Agreement and all instruments, documents and agreements executed in connection therewith and any and all amendments and modifications thereto;

             (xix) Intentionally Left Blank;

             (xx) a certificate of a Responsible Officer of each Borrower that other than the Project Documents delivered to the Lender pursuant to this subsection 4.1(c), such Borrower is not party to any other Project Document on the date hereof or any other contract on the date hereof (other than employment contracts and contracts involving less than $100,000 annually); and

             (xxi) a true and complete copy of the Contribution Agreement, duly certified by a Responsible Officer of each Borrower.

         (d) Corporate Documents. The Lender shall have received each of the following documents:


LOAN AGREEMENT - Page 17

             (i) a copy of the charter of Castle, Exploration, each General Partner and each Limited Partner, duly certified by the Secretary of State of the appropriate jurisdiction, within five (5) days prior to the Closing Date;

             (ii) a Certificate of Good Standing of Castle, Exploration, each General Partner and each Limited Partner in the jurisdiction in which it was chartered, certified by the Secretary of State of such jurisdiction, dated within five (5) days prior to the Closing Date;

             (iii) certificates of existence and good standing of each Borrower in the State of Texas, certified by the Secretary of State of the State of Texas, dated within five (5) days prior to the Closing Date;

             (iv) copies of each Borrower's Certificate of Limited Partnership certified by the Secretary of State of the State of Texas, dated within five (5) days prior to the Closing Date; and

             (v) a certificate from the Secretary of Castle, Exploration, each General Partner and each Limited Partner, dated the Closing Date, certifying (A) there have been no amendments to the charter of such Person from that delivered pursuant to clause (i) above, (B) a copy of the by-laws of such Person, (C) corporate resolutions of its Board of Directors authorizing its (and, in the case of each General Partner, the relevant Borrower's) execution, delivery and performance of the Basic Documents to which such Person (or such Borrower) is a party and, in the case of such General Partner, authorizing the borrowing by the relevant Borrower hereunder, (D) the incumbency of its officers executing the Basic Documents to which such Person (or the relevant Borrower) is a party and all related documentation.

         (e) Intercreditor Agreement. The Intercreditor Agreement duly executed by GE Capital, as agent and each of the Subject Parties.

         (f) Authorizing Actions. All partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Basic Documents, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Lender and its counsel; and the Lender and its counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of partnership and corporate proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrowers, the General Partners, the Limited Partners and Castle as the Lender or its counsel may reasonably request, together with certificates of good standing and payment of franchise taxes in the jurisdiction of each such Person's organization.

         (g) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Lender in any violation of any Applicable Law.

         (h) Opinions. The Lender shall have received (i) the legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Texas counsel to Castle, the


LOAN AGREEMENT - Page 18

Borrowers, the General Partners and the Limited Partners, addressing the matters set forth on Exhibit B-1, (ii) the legal opinion of Cassidy, Kotjarapoglus & Pohland, special Pennsylvania counsel to Castle, the Borrowers, the General Partners and the Limited Partners addressing the matters set forth on Exhibit B-2, and (iii) the legal opinion of Ottinger, Hebert & Sikes, L.L.P., special Louisiana counsel to Castle, the Borrowers, the General Partners and the Limited Partners addressing the matters set forth on Exhibit B-3.

         (i) Representations and Warranties. Each of the representations and warranties made pursuant to this Agreement or made by any Representing Party pursuant to any other Basic Document shall be true and correct in all material respects on and as of the Closing Date.

         (j) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date. No Event of Loss shall have occurred.

         (k) Additional Documents. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower or any other party hereto may be a party.

         (l) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Basic Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         (m) Environmental Information. The Lender shall have received such information as the Lender may reasonably request and such information shall not disclose any unusual environmental risks associated with the Assets or the business or properties of the Borrowers and shall otherwise be satisfactory in form and substance to the Lender.

         (n) Updated Reports of Consultants. The Lender shall have received the following:

             (i) a copy of the Ryder Scott Company Report;

             (ii) a copy of the Huntley and Huntley Report; and

             (iii) a copy of the ENSR Consulting and Engineering Report.

         (o) Existing BTCC Obligations; Release of Liens. The Lender shall have received satisfactory evidence that all obligations of the Borrowers (other than any obligations specifically provided for pursuant to that certain Agreement Regarding Release and Instruction dated as of April 30, 1996 among Castle, Production GP, Castle LP, BTCC, Production and Lender) under the Existing BTCC Loan Agreement and any agreement executed and delivered in connection therewith have been or upon funding of the Term Loan, will be satisfied and that all documents, instruments and financing statements (including, without limitation,


LOAN AGREEMENT - Page 19

Uniform Commercial Code financing statements) requested by the Lender to release all Liens granted by Castle and the Borrowers in favor of BTCC in connection with the Existing BTCC Loan Agreement have been executed, delivered and filed or, upon funding of the Term Loan will be filed.

         (p) Perfection of Liens and Security Interests. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Lender's Lien on and perfected security interest in all right, title, estate and interest of the Borrowers, the General Partners, the Limited Partners or Castle, as the case may be, in and to all Collateral covered by the Collateral Security Documents, prior and superior to all other Liens (other than the Liens of GE Capital pursuant to the Senior Collateral Documents), existing or future, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrowers, the General Partners, the Limited Partners or Castle, as the case may be, or filings for exemptions therefrom shall have been made. The Lender shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such Lien on and perfected security interest in the right, title, estate and interest of the Borrowers, the General Partners, the Limited Partners or Castle, as the case may be, in and to all Collateral covered by the Collateral Security Documents.

         (q) Insurance. Insurance complying with the provisions of subsection
5.4 shall be in full force and effect and the Lender shall have received (i) certificates of insurance signed in each case by the insurer or any agent authorized to bind the insurer, conforming to the requirements of subsection 5.4(d) and (ii) an opinion of an independent insurance broker acceptable to the Lender, conforming to the requirements of subsection 5.4(e).

         (r) Financial Statements. The Lender shall have received (i) the most recent balance sheet and related financial statements of each Borrower, each General Partner and each Limited Partner, in each case certified by a Responsible Officer of such Person and (ii) the most recent annual audited balance sheet and related financial statements of Castle and Enserch, each of which financial statements shall be satisfactory to the Lender.

         (s) No Material Adverse Change. In the opinion of the Lender, since the dates of the financial statements referred to in subsection 4.1(q), no material adverse change has occurred in (A) the financial condition of any Borrower, any General Partner, any Limited Partner, Castle or Lone Star, (B) the properties, business, operations or prospects of any Borrower, any General Partner, any Limited Partner, Castle or Lone Star, or (C) any Borrower's, any General Partner's, any Limited Partner's, Castle's or Lone Star's ability to perform its obligations under this Agreement and/or the other Basic Documents to which it is or is to become a party.

         (t) Project Documents. Each of the Project Documents (other than any OWI Contract) shall be in full force and effect. No default shall exist and be continuing under any Project Document (other than any OWI Contract).



LOAN AGREEMENT - Page 20

         SECTION 5. AFFIRMATIVE COVENANTS

         Each Borrower and each General Partner (as to each General Partner, only as to subsections 5.1, 5.3 and 5.6) covenants and agrees that, so long as the Term Note remains outstanding and unpaid or any other amount is owing to Lender hereunder or under the Collateral Security Documents, such Borrower and such General Partner shall:

         5.1 Conduct of Business, Maintenance of Existence, Etc. (a) Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate or partnership existence and take all reasonable action to maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law; maintain, or cause each Servicer to maintain, all licenses, permits, charters and registrations necessary to conduct its business.

         (b) The General Partners will engage solely in the business of being general partners of the Borrowers.

         (c) Pipeline GP shall remain at all times the sole general partner of Pipeline. Marketing GP shall remain at all times the sole general partner of Marketing. Production GP shall remain at all times the sole general partner of Production.

         5.2 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Basic Documents and all of its other obligations of whatever nature, including, without limitation, any payments due to lessors, suppliers, vendors and tax authorities, except, in the case of such other obligations, when (a) the amount or validity thereof is currently being contested in good faith by appropriate actions or proceedings and such contest does not involve any risk of the sale, forfeiture or loss of any of the Collateral, (b) adequate cash reserves shall have been established in respect thereof and (c) any action or proceeding instituted to enforce such obligations shall have been effectively stayed.

         5.3 Performance Under Other Agreements. Duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Term Note and the Collateral Security Documents to which it is or is to become a party and, unless the Lender otherwise consents in writing, duly perform and observe in all respects all of the covenants, agreements and conditions on its part to be performed and observed under the other Basic Documents (other than the OWI Contracts) to which it is or is to become a party; and diligently enforce all of its rights under each Assigned Contract to which it is or is to become a party.

         5.4 Partnership Insurance Coverage. (a) Each Borrower shall, without limiting any of the other obligations or liabilities of such Borrower under this Agreement, at all times maintain, at no cost to the Lender, the following minimum insurance coverages (such coverage shall be written by insurers and be in such form and contain terms and conditions as are acceptable to the Lender and with deductibles in the amounts as specified below):



LOAN AGREEMENT - Page 21

         (i) Workers' Compensation and Employer's Liability Insurance covering the employees of the Borrowers and Castle engaged in operations hereunder and under the Basic Documents in compliance with all applicable state and federal laws, and written with statutory limits and containing $50,000,000 (when combined with umbrella and excess limits) of employers liability. Such coverage shall not contain an occupational disease exclusion. The deductible shall not exceed $10,000;

         (ii) Comprehensive General Liability Insurance written in an amount not less than $50,000,000 (when combined with umbrella and excess limits) of which the primary $25,000,000 shall be written on an occurrence basis. Such coverage shall include: premises and operations; broad form contractual; broad form property damage; underground resources; sudden and accidental pollution; x.c.u. (explosion, collapse and underground perils); and independent contractors. The deductible shall not exceed $10,000;

         (iii) Comprehensive Automobile Liability Insurance covering all owned, non-owned and hired vehicles in an amount not less than $50,000,000 (when combined with umbrella and excess limits). The deductible shall not exceed $10,000;

         (iv) Business Interruption Insurance and Extra Expense on the Pipeline Assets and above ground equipment written in an amount not less than the equivalent of 90 days' net income and continuing expenses of the Borrowers. Such policy shall include loss of net profits and continuing expenses for a period of not less than 90 days and shall be written with an agreed amount endorsement waiving any coinsurance penalty. The deductible shall not exceed 10 days or the dollar equivalent of 10 days loss of net profits and continuing expenses;

         (v) All Risk Property Insurance with limits of not less than $15,000,000 on the Pipeline Assets, the above ground equipment and the other property covered by the Collateral Security Documents written on a 100% replacement cost basis including not but limited to fire and extended coverage, comprehensive boiler machinery perils with a combined property damage/business interruption limits of not less than $10,000,000, flood and earthquake coverage with limits of not less than $5,000,000. Such policy shall contain an agreed amount endorsement waiving any coinsurance penalty. The deductible shall not exceed $50,000; and

         (vi) such insurance as any Borrower is required to maintain pursuant to the provisions of any other Basic Documents.

         (b) Without limiting in anyway the foregoing, each Borrower shall keep all of its property insured for replacement value of like kind and quality by insurance companies licensed to do business in the State of Texas and reasonably satisfactory to the Lender against loss or damage by fire or other risk usually insured against by other owners or users of such properties in similar businesses under extended coverage endorsement and against theft, burglary and


LOAN AGREEMENT - Page 22
pilferage together with other insurance covering such other hazards as the Lender may from time to time reasonably request, in amounts customary with industry standards. Subject to any obligation to deliver the original policies of insurance to GE Capital under the GE Capital Loan Agreement, each Borrower shall deliver the policy or policies of such insurance (or, in the event such policies have previously been delivered to GE Capital, true and complete copies thereof) or certificates of insurance to the Lender if the Lender so requests and whether or not so delivered such policies and all proceeds thereof shall be security for all Obligations.

         (c) Each Borrower shall cause the insurance carried in accordance with this subsection 5.4 to be endorsed as follows:

             (i) with the exception of workers compensation insurance, the Borrowers shall be the named insured[s] and the Lender shall be an additional named insured, as its interest may appear with the understanding that any obligation of the Borrowers (including without limitation the liability to pay premiums) shall be the sole obligation of the Borrowers;

             (ii) the interest of the Lender shall not be invalidated by any action or inaction of any Borrower or any other Person and of any breach or violation by any Borrower or any other Person of any warranties, declarations or conditions in such policies;

             (iii) the insurer thereunder shall waive all rights of subrogation against the Lender, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

             (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lender with respect to its interest as such in the Assets or other insured property;

             (v) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the carrier which reduces the limits or which otherwise affects the interest of the Lender, such cancellation or change shall not be effective as to the Lender for 60 days, except for nonpayment of premium which shall be 30 days, after receipt by the Lender of written notice sent by registered mail from such insurer of such cancellation or change;

             (vi) shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

             (vii) shall include a standard Lender's loss payable endorsement in favor of the Lender, as its interest may appear. Deductibles or self insured retentions shall be subject to approval by the Lender.



LOAN AGREEMENT - Page 23

         (d) Evidence of Insurance. At the Closing Date and at each policy anniversary date, but not less than annually, the Borrowers shall furnish the Lender with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term, and shall specifically list the special provisions enumerated for such insurance required by paragraph (a) of this subsection 5.4). Upon request, the Borrowers will furnish the Lender with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Assets.

         (e) Insurance Report. Concurrently with the furnishing of the certification referred to in paragraph (d), the Borrowers shall furnish the Lender with an opinion of each insurance broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried and maintained with respect to the Assets is in accordance with the terms of this Agreement. Furthermore, the Borrowers shall cause each insurer or such broker to advise the Borrowers in writing of any default in the payment of any premiums or any other act or omission on the part of the Borrowers which might invalidate or render unenforceable, in whole or in part, any insurance provided hereunder. The Lender may at its sole option obtain such insurance if not provided by the Borrowers and, in such event, the Borrowers shall reimburse the Lender upon demand for the cost thereof.

         (f) Notwithstanding anything to the contrary herein, no provision of this subsection 5.4 or any provision of any other Basic Document shall impose on the Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by such Borrower, nor shall the Lender be responsible for any representations or warranties made by or on behalf of any Borrower to any insurance company or underwriter.

         5.5 Inspection of Property; Books and Records. (a) Keep proper books of records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law shall be made of all of its dealings and transactions in relation to its business and activities; and permit, and cause Castle to permit, representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (in the case of Castle, only such books and records relating to the Borrowers or the transactions contemplated by the Basic Documents) at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers with officers and employees of the Borrowers and with their independent certified public accountants. Permit the Lender to select and retain consultants to advise the Lender as to technical matters pertaining to the Borrowers' businesses and operations and the Assets.

         (b) Upon the request of the Lender, promptly undertake a diligent investigation of the Assets for the purpose of enabling any Borrower to enforce, if necessary, the environmental or title indemnities relating to the Assets provided to Castle by ARCO and assigned to the Borrowers.



LOAN AGREEMENT - Page 24

         5.6 Compliance with Laws. Comply with all Requirements of Law, and from time to time obtain and comply with all Governmental Approvals as shall now or hereafter be necessary under all Applicable Laws (except any thereof the non-compliance with which would not have a material adverse effect on the Borrowers or the Assets, the Borrowers' ability to perform their obligations under the Project Documents or the rights or interests of the Lender), in connection with the ownership, operation or maintenance of its properties and the Assets.

         5.7 Financial Statements. Furnish or cause to be furnished to the
Lender:

             (a) as soon as available, but in any event within 105 days (or, in the case of Enserch, as soon as publicly available) after the end of each fiscal year of each Borrower, each General Partner, each Limited Partner, Castle and Enserch (each a "Reporting Party"), a copy of the balance sheet of such Reporting Party as of the end of such fiscal year and the related statements of income, retained earnings (or partners' capital) and changes in cash flows of such Reporting Party for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified without qualification or exception as to the scope of its audit by independent public accountants of national standing; and

             (b) as soon as available, but in any event within 45 days after the end of each quarterly period of each fiscal year of each Reporting Party (other than Castle and Enserch), the unaudited balance sheet of such Reporting Party as of the end of such quarterly period and the related unaudited statements of income and retained earnings (or partners' capital) and changes in cash flows of such Reporting Party for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the previous period, certified by a Responsible Officer of such Reporting Party as being fairly stated in all material respects (subject to normal audit adjustments);

All such financial statements (other than the financial statements of Enserch, which shall be the financial statements in the form filed by Enserch on Form 10-K with the Securities and Exchange Commission) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

         5.8 Certificates; Operating Statements; Other Information. Furnish or cause to be furnished to the Lender:

             (a) concurrently with the delivery of the financial statements of the Borrowers referred to in subsection 5.7(a), a certificate of the independent public accountants which certified such financial statements stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;



LOAN AGREEMENT - Page 25

             (b) concurrently with the delivery of the financial statements of the Borrowers referred to in subsections 5.7(a) and (b), a certificate of a Responsible Officer of such Borrower, stating that such officer has reviewed, or caused to be reviewed, by individuals under his or her supervision, this Agreement and each other Basic Document to which such Borrower is a party and has made, or caused to be made under his supervision, a review of the transactions contemplated hereby and thereby and to the best of such Responsible Officer's knowledge after such review, such Borrower has observed and performed all of its covenants and other agreements hereunder, and satisfied every material condition, contained in this Agreement, the Term Note and the other Basic Documents to be observed, performed or satisfied by it, and that such Responsible Officer in the course of such review has obtained no knowledge of any Default or Event of Default hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Basic Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by such Borrower to remedy the same);

             (c) as soon as practicable, but in any event within 45 days after the and of each calendar month, an operating report of each Borrower as at the end of such period and for the period of such Operating Year then ended, setting forth the revenues of such Borrower received during such month and the expenses and extraordinary items disbursed during such month and containing, (i) with respect to Pipeline, a summary transportation statement and (ii) with respect to Marketing, a summary of Natural Gas sales and purchases, and such other information as shall be agreed to by the Lender and the Borrowers setting forth in comparative form the corresponding figures for the corresponding periods in the preceding Operating Year (if applicable) and the corresponding figures for the corresponding periods contained in the current Operating Budget, accompanied by a certificate of a Responsible officer of such Borrower, which certificate shall state that such report is true and correct to the best of his knowledge.

             (d) not later than 135 days prior to the end of each Operating Year, a copy of the monthly Operating Budget of each Borrower for the next Operating Year of such Borrower, such Operating Budget to be approved by the Lender and to include, on a cash basis, a budget for each Operating Year specifying on a monthly basis for such Operating Year the principal items of (i) revenue anticipated to be received in respect of the operation of such Borrower's business and (ii) costs and expenses anticipated to be incurred in connection with the maintenance, administration, operation of such Borrower's business including, without limitation, taxes, premiums for insurance policies required to be maintained pursuant to the Loan Agreement and any fees and expenses payable to the Lender pursuant to the Loan Documents, together with a manpower forecast and periodic inspection, maintenance and repair schedule and any other items necessary to calculate "operating income" in the proposed Operating Budget and (iii) a revised estimate (and related schedule) of costs, if any, to be incurred by such Borrower in respect of major maintenance items during the next two year period. The Operating Budget and projections shall be accompanied by (A) a


LOAN AGREEMENT - Page 26
         forecasted Operating Budget for the next succeeding Operating Year specifying, in the same format, on an annual basis the items described in clauses (i), (ii) and (iii) above for each such Operating Year, (B) a discussion of any significant changes from the approved Operating Budget for the previous year, (C) a discussion of any significant changes from the forecasted Operating Budget delivered the previous year, (D) a discussion of any anticipated changes to the terms and conditions, coverages, policies or carriers of the insurance required to be maintained pursuant to subsection 5.4, (E) a discussion of any contemplated changes to agreements or elections covering the production, removal, supply, sale, purchase or transportation of Natural Gas and (F) a certificate of a Responsible Officer of such Borrower to the effect that such Operating Budget and projections have been prepared in good faith on a reasonable basis and that such officer has no reason to believe they are incorrect or misleading in any material respect;

             (e) promptly after the same are sent, copies of all financial statements and reports which any Borrower sends to its partners;

             (f) promptly after the filing thereof, the "Annual Returns" (Form 5500 series) and attachments filed annually with the IRS with respect to each Single Employer Plan, if any, of each Borrower;

             (g) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication (not to include routine correspondence) delivered or received by any Borrower or any General Partner pursuant to any Basic Document, including without limitation, the certificate delivered to Marketing pursuant to Paragraph 11.1 of the Supply Agreement, the reports delivered to Marketing pursuant to
         Section 3 of Exhibit A of the Service Agreement and each report delivered to Pipeline pursuant to paragraphs (a) and (c) of Section 4 of Exhibit A to the Management Agreement;

             (h) promptly, such additional financial and other information with respect to the Borrowers or any other Reporting Party or the Assets as the Lender may from time to time reasonably request;

             (i) with respect to any Single Employer Plan adopted or amended by any Borrower or any Commonly Controlled Entity on or after the date hereof, any determination letters received from the IRS with respect to the qualification for such Plan, as initially adopted or amended under
         Section 401(a) of the Code;

             (j) copies of each Governmental Approval or other consent or approval obtained or made by any Borrower;

             (k) promptly after any material diminution in (other than ordinary month to month variations of volume), or interruption of, the supply of Natural Gas to Marketing, or the flow of Natural Gas through the Pipeline Assets, a notice describing the circumstances of such diminution or interruption; and


LOAN AGREEMENT - Page 27

             (l) as soon as practicable, but in any event within 15 days after the end of each Operating Year (or, in the event that the Lone Star Contract terminates prior to the end of an Operating Year, within 15 days from the date of such termination), Marketing shall deliver to the Lender a certificate (together with such back-up information as may be reasonably requested to confirm the information contained in such certificate) of a Responsible Officer of Marketing setting forth the quantity of gas that Lone Star purchased during such Operating Year (or such shorter period if applicable) under the Lone Star Contract together with an itemized statement setting forth whether Lone Star purchased the quantity of gas required to be purchased under the Lone Star Contract for such period. In the event that Lone Star shall fail to purchase the quantity of gas required to be purchased under the Lone Star Contract for any Operating Year (or shorter period if applicable) then, simultaneously with the delivery of the certificate referred to in this paragraph (l), Marketing shall notify Lone Star in writing (with a copy to the Lender) of such failure in accordance with paragraph 7.2 of the Lone Star Contract.

         5.9 Taxes. Each Borrower and each General Partner shall, and shall cause each Limited Partner and each Tax Affiliate to, pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property or on the transportation or sale of Hydrocarbons or on the receipt of proceeds therefrom prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of such Borrower, General Partner, Limited Partner or Tax Affiliate; provided, that, if no Event of Default shall have occurred and be continuing, such Borrower, General Partner, Limited Partner or Tax Affiliate may contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) such Borrower, diligently prosecutes such contest, (b) such Borrower, sets aside adequate cash reserves with respect to the contested items, (c) during the period of such contest the enforcement of any contested item is effectively stayed, and (d) in the reasonable opinion of the Lender, such contest will not involve any material danger of the sale, forfeiture or loss of any part of the Collateral, title thereto or any interest therein and will not interfere with the performance of the Basic Documents. Each Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record. The foregoing notwithstanding, this subsection 5.9 shall only apply in the case of a Tax Affiliate with respect to those taxes for which any Borrower, any General Partner or any Limited Partner could be held liable.

         5.10 Maintenance of Property. At its expense, keep all property useful and necessary in its business in good working order and condition and make all repairs, replacements and renewals with respect thereto.

         5.11 Notices. Promptly give notice to the Lender:

             (a) of the occurrence of any Default, Event of Default or Event of Loss;

             (b) of any default or event of default under any Project Document;


LOAN AGREEMENT - Page 28

             (c) of any litigation, investigation or proceeding which may exist at any time between any Borrower or any General Partner and any Governmental Authority including, without limitation, any litigation, investigation or proceeding to revoke or modify any license or Governmental Approval required for the ownership or operation of such Person's business;

             (d) of any litigation or proceeding affecting any Borrower in which the amount involved is $50,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

             (e) of any litigation, investigation or proceeding affecting any Borrower or, if it knows or has reason to know thereof, affecting any other Person party to a Project Document which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

             (f) of the following events, as soon as possible and in any event within 30 days after any Borrower or any General Partner knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or any Borrower to terminate, withdraw or partially withdraw from any Plan, or (iii) the reorganization or insolvency of any Multiemployer Plan, and, in addition to such notice, deliver to the Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of such Borrower, setting forth details as to such Reportable Event and the action that such Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, or (C) any notice of Reorganization or Insolvency of a Multiemployer Plan received by such Borrower;

             (g) of any Material Adverse Effect or any event which could result in a Material Adverse Effect or of any change of law, rule or regulation which has or could have a Material Adverse Effect;

             (h) of any loss or damage to the Collateral in excess of $50,000;

             (i) of the proposed execution and delivery of any Additional Contract;

             (j) of the cancellation or expiration (without renewal or replacement) of any insurance required to be maintained under subsection 5.4;

             (k) of the initiation of any condemnation proceedings against any of the Collateral;

             (l) of any Lien or claim against any Collateral other than Permitted Liens;


LOAN AGREEMENT - Page 29

             (m) of any event constituting force majeure under any of the Basic Documents or any claim by any party to any Basic Document alleging that a force majeure event thereunder has occurred;

             (n) the failure by Marketing on any day to supply Lone Star with the quantity of gas which Lone Star has requested (and which Marketing is required to deliver) for such day pursuant to the Lone Star Contract;

             (o) of any notice sent to Marketing pursuant to Section 7.6 of the Supply Agreement (in each case, with a copy of such notice received by Marketing);

             (p) of discovery of any Hazardous Materials at any Borrower's property that is in violation of any Relevant Environmental Law or that could reasonably be expected to require remediation or similar action at any time in the reasonably foreseeable future under any Relevant Environmental Law or of any litigation or proceeding relating to environmental matters concerning any of the Borrowers or their respective assets and properties (including receipt by such Borrower of any notice of any proceeding involving a Relevant Environmental Law or any discharge of Hazardous Materials); and

             (q) of the receipt by any General Partner or Borrower of any notice or declaration by any Governmental Authority or of any assertion by any Governmental Authority or any written assertion by any other Person which relates to, or could result in, the Assets, or any portion thereof, becoming subject to the jurisdiction of FERC.

Each notice pursuant to this subsection 5.11 shall be accompanied by a statement of a Responsible Officer of the applicable Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower proposes to take with respect thereto and, with respect to a notice given pursuant to clause
(i), shall be accompanied by a copy of the Additional Contract. For all purposes of clause (f) of this subsection, the Borrowers shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

         5.12 Employee Plans. For each Plan adopted by a Borrower, (a) use its best efforts to seek and receive determination letters from the IRS to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

         5.13 Management Letters. Promptly deliver to the Lender a copy of each report delivered to any Borrower by its independent public accountants in connection with any annual or interim audit of its books, including, without limitation, any letters or reports addressed to such Borrower or any of its officers or partners relating to internal controls, adequacy of records or the like.



LOAN AGREEMENT - Page 30

         5.14 Easements. Submit to the Lender for the Lender's approval, which shall not be unreasonably withheld, copies of all prospective easements, licenses, restrictive covenants or other similar agreements affecting the Assets prior to their execution, together with a drawing or survey showing the location thereof.

         5.15 Hazardous Materials. (a) Provide such information as is reasonably requested by the Lender about all Hazardous Materials and the storage, handling or disposal thereof which may exist at any Borrower's properties.

         (b) Comply with, and undertake all reasonable efforts to ensure that all tenants and subtenants, if any, comply with, all Relevant Environmental Laws.

         (c) Defend, indemnify and hold harmless the Lender, its Affiliates, successors and assigns, and any of their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Relevant Environmental Laws applicable to any of the Borrowers, their operations or the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, environmental audits, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Term Note and all other amounts payable hereunder.

         (d) Operate, and cause each Servicer to operate, any property owned or operated by the Borrowers (whether or not such property constitutes a "facility" as defined by CERCLA) so that no clean up or other obligation arises in respect of CERCLA or other in respect of any Applicable Law.

         5.16 Use of Proceeds. Use the proceeds of the Term Loan for the purposes set forth in subsection 2.3.

         5.17 Servicers. (a) Cause each applicable Servicer to provide services with respect to the Pipeline Assets in a manner substantially similar to other prudent managers of similar Projects or providers of such services. Pipeline shall, and shall cause each applicable Servicer to, give immediate notice to the Lender of any problem which may result in a significant diminution in, or cessation of, transportation of Natural Gas by, or involve a significant risk of loss to, the Pipeline Assets.

         (b) Cause each applicable Servicer to administer the Gas Contracts in accordance with prudent business practices. Marketing shall, and shall cause each applicable Servicer to, give immediate notice to the Lender of any problem which is reasonably likely to involve a significant risk of loss relating to the Gas Contracts.



LOAN AGREEMENT - Page 31

         (c) Cause, and cause each applicable Servicer to: (i) maintain the Pipeline Assets and the Gas Contracts in full force and effect in accordance with prudent operator standards and comply with all express and implied covenants with respect thereto; (ii) use its best efforts to pay or cause to be paid all costs and expenses incurred in connection with the Pipeline Assets or the Gas Contracts before they become delinquent; and (iii) furnish the Lender with copies of all authorizations for expenditures on material operations prior to the commencement thereof.

         (d) Upon the Lender's request, obtain opinions from independent consultants (or, if appropriate, legal counsel) reasonably satisfactory to the Lender that each Servicer has all of the necessary Environmental Protection Agency permits and other Governmental Approvals and licenses and that the planned operation of the Pipeline Assets is in compliance with Applicable Laws.

         (e) In the event of a failure by any Servicer to perform its obligations under any Project Service Agreement which is not cured within the applicable cure period, immediately, upon the request of the Lender, remove such Servicer, seek indemnification or damages from such Servicer and its successors or assigns under the Project Service Agreements for any loss or liability incurred by it in accordance with the terms and conditions of the Project Service Agreements and cause such Servicer to deliver to the successor operator all books, agreements, contracts, papers, records, and any and all documents, written, printed or computerized, which may be pertinent in any way to the operations to be conducted by such successor, or which may have formerly been conducted by such Servicer, and shall cause such Servicer to fully cooperate with such successor to ensure that no portion of the Assets serviced are terminated or their value diminished by virtue of such resignation or removal, and cause such Servicer to take all steps necessary to ensure such results as may be directed by such successor.

         5.18 Intentionally Left Blank.

         5.19 Further Assurances. Cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may be necessary or as the Lender from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Basic Documents, and the transactions contemplated hereby and thereby.

         5.20 Assignment of Additional Contracts; Future Mortgages. (a) Upon entering into any Additional Contract, each Borrower will use reasonable efforts to obtain any required consent to the assignment by such Borrower to the Lender of such Additional Contract (as security for the Obligations) and of all of the right, title, interest, privilege and benefit of such Borrower under such Additional Contract. Such Borrower shall grant such assignment to the Lender promptly upon receipt of such required consent.

         (b) If any Borrower shall at any time acquire any property or leasehold or other interest in real property, such Borrower shall promptly notify the Lender of such acquisition and shall promptly execute, deliver, record and file


LOAN AGREEMENT - Page 32
instruments and documents (including, without limitation, a supplement to the applicable Deed of Trust and the Borrower Security Agreement) as the Lender shall request in order to create a perfected Lien thereon in favor of the Lender.

         5.21 Annual Opinion of Counsel. The Borrowers shall furnish to the Lender within 90 days after the end of each calendar year, beginning with the calendar year ending December 31, 1996, an opinion of counsel addressed to the Lender (i) stating that such action has been taken with respect to the filing, recording, re-filing and re-recording of the Collateral Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the Lender's liens on and security interests in and to the Collateral created by the Collateral Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (ii) stating what, if any, action of the foregoing nature may reasonably be expected to become necessary during the next succeeding twelve months in order to protect and preserve the Lender's liens on and security interests in the Collateral created by the Collateral Security Documents.

         5.22 Fiscal Year. The fiscal year of each Borrower shall be the twelve-month period ending on September 30 of each year.

         5.23 Environmental Compliance and Management Program. Pipeline shall maintain an environmental program to (i) ensure that it, its Assets and its operations are and remain in compliance with all Relevant Environmental Laws, and (ii) minimize prudently any liabilities or potential liabilities that it, its Assets or operations may have under any Relevant Environmental law.
The program shall include the following:

             (a) By each anniversary following the Closing Date until all other obligations under this Agreement are discharged, Pipeline shall, at its expense, have arranged for and received from an Environmental Consultant an updated and reasonably comprehensive review of its operations, similar in scope and nature to the ENSR Consulting and Engineering Report and expected to involve approximately 70 hours of the Environmental Consultant's professional time, identifying issues that could give rise to Pipeline's noncompliance with or liability under any Relevant Environmental Law. In addition, at any reasonable time following written notice to Pipeline, the Lender (or any environmental consultant that the Lender in its sole discretion may designate) may have reasonable access to any property owned or operated by Pipeline and to any documents in the possession or control of Pipeline, Pipeline's agents or other representatives, and may interview knowledgeable Pipeline employees, agents, or other representatives, for the purpose of reviewing Pipeline's compliance with or potential liability under any Relevant Environmental Law, provided that Pipeline shall not be responsible for any of the costs of the Lender or the Lender's environmental consultant in connection with such additional review, and provided further that no more than one such review shall take place per calendar year unless Pipeline consents to any additional reviews, which consent shall not be unreasonably withheld.

             (b) Following each review identified in (a) of this section, Pipeline shall (i) promptly implement any measures that it has


LOAN AGREEMENT - Page 33
         reasonably determined through such review to be necessary to comply with any Relevant Environmental Laws, and (ii) prudently implement any other measures to minimize its liability under any Relevant Environmental Laws.

             (c) Pipeline shall provide the Lender with quarterly reports addressing the status of its environmental program. At the reasonable request of the Lender, Pipeline shall make available to the Lender or its designated representative any information, any documents, or any of Pipeline's employees, agents, or other representatives, relating to such quarterly reports.

         5.24 FERC Jurisdiction. (a) Marketing shall sell all gas, including all gas sold to Lone Star under the Lone Star Contract, only in sales that do not constitute a sale in interstate commerce for resale subject to the jurisdiction of the FERC under the NGA.

         (b) Marketing shall purchase all of its gas, including from MGNG, only in sales that do not constitute a sale in interstate commerce for resale subject to the jurisdiction of the FERC under the NGA.

         5.25 Cover Damages. With respect to any Delivery Default (as defined in the Supply Agreement), Marketing shall, upon consulting with the Lender, obtain Cover Supplies (as defined in the Supply Agreement).

         5.26 Proceeds from the Production Payment and Receivables from Lone Star Contract. All proceeds received (i) by Exploration from the Production Payment after April 1, 1996, and (ii) by Marketing under the Lone Star Contract after the Senior Loan Termination Date, shall be payable directly to a lockbox under the control of Lender which shall then be deposited by Lender into a lockbox account in accordance with the terms of the Lockbox Operating Agreement. Unless an Event of Default has occurred, all such amounts so deposited shall be transferred to such Borrower's operating account maintained with Lender within two Business Days of the deposit thereof in the lockbox account. On each Installment Payment Date prior to the Senior Loan Termination Date, Lender will make the required payment by debiting Exploration's and Production's operating accounts in the aggregate amount of such payment. Following the Senior Loan Termination Date, Lender may debit the Borrowers' operating accounts in the aggregate amount of such payment. In the event the aggregate amount on deposit in such operating accounts is insufficient to make the required payment on any Installment Payment Date, the Borrowers shall, subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, remain liable for the deficiency and agree to promptly pay same. If an Event of Default has occurred, Lender may, subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, apply all such amounts on deposit in the lockbox account or the operating accounts to the Obligations in such order and manner as it may elect in its sole discretion. Exploration and Marketing shall each execute and deliver notices to the applicable Persons with respect to the Production Payment and the Lone Star Contract to effectuate the direct payment thereunder to the lockbox established pursuant to the Lockbox Agreement.



LOAN AGREEMENT - Page 34

         5.27 Post-Closing Title Opinions. Within thirty (30) days after the Closing Date, Borrowers shall deliver to Lender title opinions in form and substance satisfactory to Lender with respect to the Mortgaged Properties identified on Schedule 7 hereto.

         SECTION 6. NEGATIVE COVENANTS

         Each Borrower and each General Partner (as to each General Partner, only as to subsections 6.1, 6.2 and 6.6(b)) covenants and agrees that, so long as the Term Note remains outstanding and unpaid or any other amount is owing to Lender hereunder or under any Collateral Security Document, it shall not:

         6.1 Merger, Sale of Assets, Etc. Merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of any assets other than (i) Hydrocarbons in the ordinary course of such Borrower's business and pursuant to the Project Documents and (ii) obsolete or worn-out equipment.

         6.2 Purchases of Assets. Purchase or acquire any assets other than the purchase of assets in the ordinary course of business of such Borrower required in connection with the operation and maintenance of such Borrower's business in accordance with the Basic Documents and the Operating Budget of such Borrower.

         6.3 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

             (a) Indebtedness arising under the Basic Documents (as in existence on the date hereof); and

             (b) Permitted Indebtedness.

         6.4 Distributions, Etc. Without the prior written consent of the Lender, make any distributions to its General Partner, to its Limited Partner or to any other Person in respect of any partnership interest in such Borrower or any payments of management fees to its General Partner or its Limited Partner, whether in cash, securities or other property, or redeem, purchase or otherwise acquire any interest of its General Partner or its Limited Partner, or permit its General Partner or its Limited Partner to withdraw any capital from such Borrower.

         6.5 Liens. Create or suffer to exist any Lien on any of its properties or assets securing any Indebtedness or other ligation of such Borrower or any other Person, other than (i) Liens in favor of the Lender created pursuant to the Collateral Security Documents and (ii) Permitted Liens. The Borrowers agree that they will, at their own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lien.



LOAN AGREEMENT - Page 35

         6.6 Nature of Business. (a) With respect to the Borrowers, engage in any business other than the transportation, purchase or sale of, Natural Gas, as the case may be, as contemplated by and in accordance with the Basic Documents.

         (b) With respect to the General Partners and the Limited Partners, engage in any business other than being the general partner or the limited partner, as the case may be, of its respective Borrower.

         6.7 Amendment of Contracts, Etc. Without the prior written consent of the Lender, agree to or permit (a) the cancellation, suspension or termination of any Basic Document (other than any OWI Contract), except upon the expiration of the stated term thereof, (b) the assignment of the rights or obligations of any party to any Basic Document (other than any OWI Contract), except (i) as contemplated by this Agreement or the Collateral Security Documents or (ii) as permitted without the consent of such Borrower by the terms of such Basic Document or (c) any amendment, supplement, or modification of, or waiver with respect to any of the provisions of, any Basic Document.

         6.8 Investments. Make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise).

         6.9 Leases. Enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for (a) pipeline-related leases, or any extensions or renewals thereof, entered into in the ordinary course of business and (b) other leases of personal property in the ordinary course of business of such Borrower which are not Capital Leases the aggregate annual rental under which shall not exceed, in the aggregate for all Borrowers, $25,000 per Operating Year.

         6.10 Change of Office. Change the location of its chief executive office or principal place of business or the office where it keeps its records concerning its property and assets and all contracts relating thereto from that existing on the date of this Agreement and specified in subsection 3.22.

         6.11 Change of Name. Change its name.

         6.12 Compliance with ERISA. (a) Terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject such Person, to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived, involving any Plan subject to
Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC, or (e) permit the present value of all benefits vested under all Single Employer Plans subject to


LOAN AGREEMENT - Page 36

Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits.

         6.13 Transactions with Affiliates and Others. Directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate of such Borrower (or of any partner of such Borrower) or any officer, director or employee of such Borrower (or of any partner of such Borrower) except for (a) the transactions contemplated by the Basic Documents and (b) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than such Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate of such Borrower (or any partner of such Borrower).

         6.14 Approval of Additional Contracts. Without the consent of the Lender, enter into any Additional Contract.

         6.15 Alteration or Abandonment. (a) Alter, remodel, add to, reconstruct, improve or demolish any part of the Assets or any other Collateral covered by the Collateral Security Documents, in any manner that could impair the value of the security provided by the Collateral Security Documents, or (b) release or abandon the Assets or any other Collateral covered by the Collateral Security Documents, or (c) allow the Assets to be developed, maintained, operated or administered in a manner less favorable than with prior operations, or (d) enter into any agreement for the sale, disposition, encumbrance or assignment of any of the Assets or any of the services or oil and gas production attributable thereto, except in the ordinary course of business.

         6.16 Capital Expenditures; Operating Expenses, Etc. (a) Directly or indirectly, make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or financing leases) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), except for expenditures in the ordinary course of business of such Borrower not exceeding, in the aggregate for all Borrowers, the amount allocated therefor in the Operating Budget for the then current operating Year.

         (b) Allow, or permit any Servicer to allow, without the prior written consent of the Lender, the commencement of any operation with respect to the Pipeline Assets which is anticipated to exceed fifty thousand dollars ($50,000.00) (except for operations provided for in the Operating Budget for the then current Operating Year, emergency operations, operations required under the Basic Documents in existence on the date hereof and under any applicable governmental agreement or order).

         6.17 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by any Borrower of real or personal property which has been or is to be sold or transferred by such Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower.



LOAN AGREEMENT - Page 37

         6.18 Sale of Partnership Interests. (a) With respect to the Borrowers, sell or create any partnership interest, of whatever nature, not in existence on the date hereof.

         (b) With respect to the General Partners, transfer, sign sell or otherwise encumber any of its interests in any Borrower, except as provided in the Collateral Security Documents.

         6.19 Servicers; Service Agreements. Without the prior written consent of the Lender, (i) remove, replace or substitute any Servicer, (ii) enter into any Project Service Agreement not in existence on the date hereof and (iii) permit (to the extent such Person can influence) the resignation, replacement or withdrawal of any Servicer as such, unless a new Servicer satisfactory to the Lender has been appointed.

         6.20 Hazardous Materials. Use or permit the Pipeline Assets or any part thereof to be used to generate, treat, store, handle, transport or dispose of Hazardous Materials except in strict compliance with all applicable Relevant Environmental Laws. Upon the occurrence of any release of Hazardous Materials, the Borrowers shall promptly commence and perform, or cause to be promptly commenced and performed, without cost to the Lender, all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials so released, in compliance with the requirements of all applicable Relevant Environmental Laws.

         6.21 Intentionally Left Blank.

         6.22 Executive Offices. Transfer its executive offices or transfer its registered office in the State of Texas (if any) or change its corporate or partnership name or keep Collateral at any locations other than those at which the same are presently kept or maintained.

         6.23 Fiscal Year. Change its fiscal year.

         6.24 FERC Jurisdiction. Take any action, or omit to take any action, which will subject any Borrower, the Assets, or any portion thereof, to the jurisdiction of the FERC under the NGA.

         6.25 Lone Star Contract. Without the consent of Lender, Marketing shall not, nor shall it permit any Servicer to, seek to redetermine the price under the Lone Star Contract.

         SECTION 7. EVENTS OF DEFAULT

         If any of the Events of Default listed below in this Section 7 shall occur and be continuing, the Lender may (x) declare the entire unpaid principal amount of the Term Loan and the then outstanding Term Note, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by each of the Borrowers; and/or (y) subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, foreclose on


LOAN AGREEMENT - Page 38
any or all of the Collateral; and/or (z) subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, proceed to enforce all other remedies available to it under applicable law.
Notwithstanding the foregoing, if an Event of Default referred to in paragraph
(h) or (i) below shall occur, automatically and without notice, the actions described in clause (x) above shall be deemed to have occurred.

         Such Events of Default are the following:

             (a) Any principal of or interest on the Term Loan shall not be paid when due; or any fee or any other amount payable to Lender hereunder, under the Term Note or under any other Loan Document shall not be paid when due and shall remain unpaid for five or more days; or

             (b) Any representation or warranty made or deemed made by any Borrower, any General Partner or Castle in any Basic Document to which such Person is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Lender by or on behalf of the Borrowers or any such other Person hereunder or under any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or deemed made; or

             (c) (i) Any Borrower or any General Partner shall fail to perform or observe any of its covenants in subsection 5.4 or in Section 6 of this Agreement or (ii) any Borrower or any General Partner shall fail to perform or observe any other of its covenants contained in this Agreement (other than those referred to in paragraphs (a) and (b) above or in clause (i) of this paragraph (c)) and such failure shall continue unremedied or unwaived for a period for 30 days after written notice thereof from the Lender to such party; or

             (d) Any Borrower, any General Partner or Castle shall fail to perform or observe any of its covenants or obligations (other than the covenants and obligations referred to in paragraphs (a), (b) and (c) above) contained in any of the Basic Documents and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Lender to such party; or

             (e) Any Borrower or any General Partner shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Term Note) or in the payment of any Guarantee Obligation, for a period in excess of the period of grace, if any, provided in the instrument and agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition contained in any agreement or instrument relating to any such other Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such other Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or to realize upon any collateral given as security therefor; or



LOAN AGREEMENT - Page 39

             (f) Any material provision of any Basic Document (other than any OWI Contract) shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto shall so assert in writing; or any material provision of any Basic Document (other than any OWI Contract) shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto (other than the Lender) or any Governmental Authority; or any party to any Basic Document (other than any OWI Contract), other than the Lender, shall deny that it has any liability or obligation under any Basic Document (other than any OWI Contract), except upon fulfillment of its obligations thereunder; provided that with respect to any Project Document (other than the Supply Agreement and the Lone Star Contract) it shall not be a default under this paragraph (f) if the Borrowers shall obtain a replacement agreement reasonably satisfactory in form and substance to the Lender with a Person reasonably satisfactory to the Lender within 30 days after such invalidity, contest or denial shall have occurred; or

             (g) Lone Star, MGNG or MGCC shall fail to perform or observe any of its material covenants or obligations contained in any of the Basic Documents to which it is a party within the grace period, if any, provided for in such Basic Documents which failure shall continue unremedied for a period of 30 days after notice by Lender to the Borrowers; or

             (h) Any Borrower, any General Partner, Castle, MGNG, MGAG, MGCC, Lone Star (or Enserch) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets or property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file or consent to the filing of a petition seeking to take advantage of any other law (domestic or foreign law or existing in future law) relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; or

             (i) A proceeding or case shall be commenced without the application or consent of any Borrower, any General Partner, Castle, MGNG, MGAG, MGCC, Lone Star (or Enserch) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law (domestic or foreign law or existing or future law) relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the


LOAN AGREEMENT - Page 40
         assets or property of such Person, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

             (j) A judgment or judgments for the payment of money in excess of $150,000 shall be rendered against any Borrower or any General Partner, and such judgment or judgments shall remain in effect and unstayed and unbonded for a period of 30 or more consecutive days; or

             (k) Any Collateral Security Document shall cease, for any reason, to be in full force and effect or any party thereto shall so assert in writing; any Collateral Security Document shall cease to be effective to grant a perfected Lien to the Lender on the Collateral described therein with the priority purported to be created thereby; or

             (l) Any General Partner shall at any time cease to be the General Partner of the Borrower of which it is general partner or, shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its equity interest in such Borrower except in accordance with the Collateral Security Documents or with the Lender's prior written consent; or

             (m) Castle shall, at any time, transfer, sell, assign, mortgage, pledge or otherwise dispose of its equity interests in any General Partner or any Limited Partner, except in accordance with the Collateral Security Documents or with the Lender's prior written consent; or

             (n) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) any Borrower, any General Partner or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Lender, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject any Borrower or any General Partner to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of any Borrower or any General Partner; or

             (o) An Event of Loss shall have occurred; or


LOAN AGREEMENT - Page 41

             (p) (i) Any Governmental Approval required to be obtained by any Borrower pursuant to subsection 5.6 shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and Lender shall have determined that such revocation, termination, withdrawal, suspension, modification, withholding or cessation could reasonably be expected to have a Material Adverse Effect; or (ii) any proceeding which could reasonably be expected to have a Material Adverse Effect shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Governmental Approval and the Lender shall have determined that such proceeding could reasonably be expected to have a Material Adverse Effect and such proceeding shall not have been dismissed or stayed within 90 days, or notice shall be given by such Governmental Authority for such purpose and shall have remained uncontested for 30 days; or

             (q) The sale of gas by Marketing under the Lone Star Contract, or any of Marketing, Lone Star and/or its facilities, or Pipeline and/or the Pipeline Assets, shall become subject to regulation pursuant to the NGA, or any rules or regulations promulgated pursuant thereto; or

         Upon the occurrence of and during the continuance of any Event of Default, but subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, the rights, powers and privileges provided in this Section and all other remedies available to the Lender under this Agreement or any Collateral Security Document or by statute or by rule of law may be exercised by the Lender at any time and from time to time whether or not the Term Loan shall be due and payable, and whether or not the Lender shall have instituted any foreclosure or other action for the enforcement of any of the Basic Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this paragraph, each of the Borrowers hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform, subject to the terms of the Intercreditor Agreement, any acts such as are referred to in this paragraph in the name and on behalf of such Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

         SECTION 8. MISCELLANEOUS

         8.1 Amendments and Waivers. No provision of this Agreement or of any other Loan Document to which the Lender is a party may be amended, supplemented or modified, except in writing and signed by the parties hereto.

         8.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the


LOAN AGREEMENT - Page 42

Borrowers, the Lender and the other parties below, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Note:

If to a Borrower:                   Castle Texas Pipeline Limited Partnership,
                                    CEC Gas Marketing Limited Partnership or
                                    Castle Texas Production Limited Partnership
                                    2410 State Highway, 322 North
                                    Henderson, Texas 75652
                                    Attention:  Richard E. Staedtler
                                    Telecopy:   (215) 542-8065

                                    Castle Exploration Company, Inc.
                                    512 Township Line Road
                                    Blue Bell, Pennsylvania 19422
                                    Attention:  Richard E. Staedtler
                                    Telecopy:   (215) 542-1496

with a copy to the applicable General Partner

If to a General Partner:            Castle Pipeline Company,
                                    CEC Marketing Company or
                                    Castle Production Company
                                    2410 State Highway, 322 North
                                    Henderson, Texas 75652
                                    Attention:  Richard E. Staedtler
                                    Telecopy:   (215) 542-8065

with copies to:                     Castle Energy Corporation
                                    One Radnor Corporate Center-Suite 250
                                    100 Matsonford Road
                                    Radnor, Pennsylvania 19087
                                    Attention: Richard E. Staedtler
                                    Telecopy:  (610) 995-0409

            If to Castle:           Castle Energy Corporation
                                    One Radnor Corporate Center-Suite 250
                                    100 Matsonford Road
                                    Radnor, Pennsylvania 19087
                                    Attention:  Richard E. Staedtler
                                    Telecopy:   (610) 995-0409

            If to the Lender:       Commercial National Bank In Shreveport
                                    333 Texas Street
                                    Post Office Box 21119
                                    Shreveport, Louisiana 71152
                                    Attention: Martin W. Wilson
                                               Assistant Vice President
                                    Telecopy:  (318) 429-1864


LOAN AGREEMENT - Page 43

         (b) Any notice, request or demand duly given or made upon any Borrower in accordance with the provisions of subsection 8.2(a), shall be deemed to have been duly given or made upon all Borrowers.

         8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. When the Lender is pursuing its rights and remedies hereunder against any Borrower, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Borrower or Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from such other Borrower or Person or to realize any such right of offset, or any release of such other Borrower or any such other Person or of any such collateral security, guaranty or right of offset, shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against such Borrower.

         8.4 Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Term Note.

         8.5 Expenses and Taxes. Whether or not the Term Loan is made or any of the other transactions contemplated by this Agreement are consummated, the Borrowers shall, on a joint and several basis:

             (a) pay all reasonable out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents, any and all transactions contemplated hereby or thereby and the preparation of any document reasonably required hereunder or thereunder, including, without limiting the generality of the foregoing, all reasonable fees and expenses of Winstead Sechrest & Minick P.C., counsel for Lender, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), placement and other fees of investment bankers of the Borrowers, court costs, and surveyors', appraisers', architects', engineers', environmental, gas and other consultants' and accountants' reasonable fees and disbursements;



LOAN AGREEMENT - Page 44

             (b) pay all reasonable out-of-pocket expenses incurred by the Lender with respect to (i) any amendments, waivers or supplements to any of the Basic Documents or (ii) any request of the Borrowers for a consent, waiver or other action in connection with the Assigned Contracts and with respect to enforcement of their rights and remedies hereunder;

             (c) pay the Lender for all their reasonable out-of-pocket costs and expenses incurred in connection with, and to pay, indemnify and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under this Agreement and the other Basic Documents and any such other documents, including without limitation, reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing and in connection with advising the Lender with respect to its rights and responsibilities under this Agreement, the other Basic Documents and the documentation relating thereto; and

             (d) pay, indemnify, and hold the Lender harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or the consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Basic Documents and any such other documents;

provided, that the Borrower, shall have no obligation hereunder with respect to indemnified liabilities of the Lender or its Affiliates or any of their respective officers and directors to the extent that such indemnified liability resulted from the gross negligence or willful misconduct of the Lender. The Lender may pay or deduct from the Term Loan proceeds any of such expenses and any Term Loan proceeds so applied shall be deemed advances under this Agreement and secured by the Collateral Security Documents. The agreements in this subsection 8.5 shall survive repayment of the Term Note and all other amounts payable hereunder.

         8.6 INDEMNIFICATION. EACH BORROWER AGREES TO PAY, INDEMNIFY AND HOLD THE LENDER AND ITS AFFILIATES, DIRECTORS AND OFFICERS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING THE PAYMENT OF THE TERM NOTE) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON BY A THIRD PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER BASIC DOCUMENTS, OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (ALL OF THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), PROVIDED,


LOAN AGREEMENT - Page 45

THAT SUCH PERSON SHALL HAVE NO OBLIGATION HEREUNDER TO THE LENDER WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH PERSON, OR (II) LEGAL PROCEEDINGS COMMENCED AGAINST ANY SUCH PERSON BY ANY SECURITY HOLDER OR CREDITOR OF ANY SUCH PERSON ARISING OUT
OF AND BASED UPON RIGHTS AFFORDED ANY SUCH SECURITY HOLDER OR CREDITOR SOLELY IN ITS CAPACITY AS SUCH. THE AGREEMENTS IN THIS SUBSECTION SHALL SURVIVE REPAYMENT OF THE TERM NOTE AND ALL OTHER AMOUNTS PAYABLE HEREUNDER.

         8.7 Successors and Assigns; Transferees; Transferred Interests. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the Term Note and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         (b) The Borrowers acknowledge that Lender may at any time grant participations in this Agreement and the Collateral Security Documents (collectively, "Participations") to one or more Persons (such Persons being herein called "Transferees"); provided, however, that (i) Lender's obligations under this Agreement and under any Collateral Security Document shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Transferees shall be entitled to the benefit of the provisions contained in subsection 2.8, and (iv) the Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and under any Collateral Security Document.

         (c) The Borrowers authorize Lender to disclose to any prospective Transferee pursuant to paragraph (b) of this subsection 8.7 which has entered into a confidentiality agreement all financial or other necessary information in Lender's possession concerning the Borrowers, any General Partner, Lone Star, Castle, MGAG or any MG Affiliate which has been delivered to Lender pursuant to this Agreement or any other Basic Document or which has been delivered to Lender by or on behalf of the Borrowers or any such other party in connection with such Lender's credit evaluation of the Borrowers and the transactions contemplated hereby prior to or after entering into this Agreement.

         (d) The Borrowers shall not bear the costs of due diligence of any Transferee.

         8.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

         8.9 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.



LOAN AGREEMENT - Page 46

         8.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.11 GOVERNING LAW. THIS AGREEMENT AND THE TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA.

         8.12 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally:

             (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Basic Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Louisiana, the courts of the United States of America for the Western District of Louisiana, and Appellate Courts from any thereof;

             (ii) Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

             (iii) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 8.2 or at such other address of which the Lender shall have been notified pursuant thereto; and

             (iv) Agrees that nothing herein shall affect the right to effect service of process in any-other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         8.13 Maximum Interest Rate. Anything to the contrary notwithstanding, the Lender shall not charge, take or receive and the Borrowers shall not be obligated to pay to the Lender, any amounts constituting interest on the Term Loan in excess of the maximum rate permitted by applicable law. The Term Loan is made for commercial and business purposes as contemplated by La. R.S. 9:3509.



LOAN AGREEMENT - Page 47

         8.14 Release of Collateral. Following the payment in full of all obligations, the Lender shall release the Collateral under the Collateral Security Documents.

         8.15 Publicity. Each party hereto agrees to consult in good faith with the other parties hereto before disseminating any publicity which is related to this Agreement and the transactions contemplated hereby and which mentions such other party by name; provided, however, the Lender shall have the right to publish "tombstone" advertisements regarding this Agreement and the transactions contemplated hereby without the obligation to consult with any other party hereto.

         8.16 Recourse to Borrowers. Subject to the terms of the Intercreditor Agreement, there shall be full recourse to the Borrowers and all of their assets for the liabilities and obligations of the Borrowers under this Agreement and the Term Note, but in no event shall there be any recourse against any partners or any officer, director, employee, shareholder or holder of any equity interest in any Borrower or any partner, or any affiliate thereof, nor shall any partners or any officer, director, employee, shareholder or holder of any equity interest in any Borrower or any partner, or any affiliate thereof, be personally liable or obligated for such liabilities and obligations of the Borrowers, except that each party hereto shall be liable for (i) any representations and warranties made by it and (ii) any obligations of such party specifically provided for in any other Loan Document to which such Person is a party. Subject to the terms of the Intercreditor Agreement with respect to Pipeline and Marketing, nothing herein contained shall limit or be construed to limit the liabilities and obligations of any such Person for any representations made by it or limit such Person's obligations and liabilities set forth in any other Basic Document creating such liabilities and obligations to which such Person is a party.

         8.17 No Release. No payment or payments made by any Borrower or any other Person or received or collected by the Lender from any Borrower or any other Person by virtue of any action or proceeding, at any time or from time to time, in reduction of or in payment of the obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower hereunder which shall remain obligated hereunder, notwithstanding any such payment or payments, until the obligations are paid in full.

         8.18 Collateral Security. As to any Borrower, such Borrower agrees that any collateral security or guaranty to the extent provided by any other Person (including any other Borrower), at any time held by the Lender for the payment of the obligations, may be sold, exchanged, waived, surrendered or released without the giving of notice to, or obtaining the consent of, such Borrower.

         8.19 Intercreditor Agreement. Anything to the contrary contained in this Agreement notwithstanding, certain of the rights of the Lender (including any successor or assignee thereof) hereunder and under applicable law are subject to the terms of the Intercreditor Agreement. The Intercreditor Agreement provides, among other things (a) that all obligations of Pipeline, Pipeline GP, Pipeline LP, Marketing, Marketing GP and Marketing LP hereunder and under the other Loan Documents (whether in respect of any obligation hereunder or thereunder, the breach of any covenant or representation or warranty, any indemnity claim or otherwise, or whether in respect of its several obligations or in respect of another Person's obligations hereunder or thereunder) are


LOAN AGREEMENT - Page 48
subordinated and junior in right of payment to the prior payment in full of the Senior Obligations, and (b) limitations with respect to the Lender's ability to exercise certain rights hereunder, under any other Loan Document or under applicable law with respect to the obligations hereunder or thereunder of Pipeline, Pipeline GP, Pipeline LP, Marketing, Marketing GP and Marketing LP (and each such Person's joint and several obligations with respect to another Person's obligations), and the Subject Party Collateral.


LOAN AGREEMENT - Page 49

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               CASTLE TEXAS PIPELINE LIMITED PARTNERSHIP

                               By:   CASTLE PIPELINE COMPANY,
                                     its General Partner



                                     By:
                                        ---------------------------------
                                        Richard E. Staedtler
                                        Vice President

                               CASTLE PIPELINE COMPANY



                               By:
                                  ---------------------------------------
                                  Richard E. Staedtler
                                  Vice President

                               CEC GAS MARKETING LIMITED PARTNERSHIP

                               By:  CEC MARKETING COMPANY,
                                    its General Partner



                                    By:
                                       ----------------------------------
                                       Richard E. Staedtler
                                       Vice President

                               CEC MARKETING COMPANY



                               By:
                                  ---------------------------------------
                                  Richard E. Staedtler
                                  Vice President



LOAN AGREEMENT - Page 50

                               CASTLE TEXAS PRODUCTION
                               LIMITED PARTNERSHIP

                               By: CASTLE PRODUCTION COMPANY



                                   By:
                                      -----------------------------------
                                      Richard E. Staedtler
                                      Vice President

                               CASTLE PRODUCTION COMPANY



                               By:
                                  ---------------------------------------
                                  Richard E. Staedtler
                                  Vice President

                               CASTLE EXPLORATION COMPANY, INC.



                               By:
                                  ---------------------------------------
                                  Richard E. Staedtler
                                  Vice President

                               CASTLE ENERGY CORPORATION



                               By:
                                  ---------------------------------------
                                  Richard E. Staedtler
                                  Vice President



LOAN AGREEMENT - Page 51

                               COMMERCIAL NATIONAL BANK IN SHREVEPORT



                               By:
                                  ---------------------------------------
                                  Martin W. Wilson
                                  Assistant Vice President







LOAN AGREEMENT - Page 52